EXHIBIT 10.1

SECOND AMENDMENT dated as of June 1, 2018 (this “Amendment”), to the FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of November 25, 2014 (as amended by the Instrument of Assumption and Amendment dated as of May 16, 2016 and the First Amendment dated as of November 29, 2016, the “Credit Agreement”), among ITT INC. (f/k/a ITT Corporation), an Indiana corporation (the “Company”), any BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Company, the Initial Borrowing Subsidiary, the Administrative Agent, the Swingline Lenders and the other Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement as set forth below, including to establish a swingline subfacility on the terms set forth in the Amended Credit Agreement (as defined below).
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Defined Terms. Each capitalized term used and not otherwise defined herein shall have the meaning set forth in the Amended Credit Agreement. The provisions of Section 1.02 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
SECTION 2.    Amendments to the Credit Agreement. Effective as of the Amendment Effective Date (as defined below):
(a)    The Credit Agreement (excluding, except as set forth below, all Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment Effective Date) is hereby amended by inserting the language indicated in single-underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by single-strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.
(b)    Exhibit A-6 to this Amendment is hereby inserted as Exhibit A-6 to the Credit Agreement.
(c)    Schedule 2.23 to this Amendment is hereby inserted as Schedule 2.23 to the Credit Agreement.
The Credit Agreement, as amended as set forth in this Section 2, is referred to as the “Amended Credit Agreement”.

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SECTION 3.    Swingline Subfacility. Each Person whose name appears on Schedule 2.23 hereto acknowledges and agrees that, on and as of the Amendment Effective Date, such Person shall become a Swingline Lender under the Amended Credit Agreement and shall have a Swingline Commitment as set forth next to the name of such Person on Schedule 2.23 hereto. Each Lender hereby expressly agrees to, and acknowledges its participation obligations under, the provisions of Section 2.23(c) of the Amended Credit Agreement.
SECTION 4.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Company and, solely as to itself, the Initial Borrowing Subsidiary represents and warrants, on and as of the Amendment Effective Date, that:
(a)    This Amendment has been duly authorized, executed and delivered by it, and this Amendment and the Amended Credit Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties set forth in Article III of the Amended Credit Agreement (with all references therein to the “Transactions” being deemed to include the execution, delivery, performance and effectiveness of this Amendment) are true and correct on and as of the Amendment Effective Date (both before and after the effectiveness of the amendments provided for herein) in all material respects, except to the extent they expressly relate to an earlier date, in which case such representations and warranties are be true and correct in all material respects as of such earlier date.
(c)    No Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date (either before or after the effectiveness of the amendments provided for herein).
SECTION 5.    Effectiveness.
(a)    The amendments provided for in Section 2 hereof shall become effective on the date hereof (such date, the “Amendment Effective Date”), subject to the satisfaction of each of the following conditions precedent:
(i)    The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Company, the Initial Borrowing Subsidiary, the Administrative Agent, each Swingline Lender whose name is set forth on Schedule 2.23 hereto and each Lender.
(ii)    The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties and the authorization of this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent.

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(iii)    The Administrative Agent (or its counsel) shall have received the favorable written opinion of (A) Lori Marino, Vice President, Deputy General Counsel and Corporate Secretary of the Company, (B) Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, and (C) Arendt & Medernach SA, Luxembourg counsel for the Initial Borrowing Subsidiary, in each case dated the Amendment Effective Date and addressed to the Administrative Agent, the Swingline Lenders and the other Lenders and in form and substance satisfactory to the Administrative Agent.
(iv)    The Administrative Agent (or its counsel) shall have received a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Company, confirming the accuracy of the representations and warranties set forth in Section 4 hereof.
(v)    The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all reasonable out‑of‑pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company under the Credit Agreement.
SECTION 6.    Reaffirmation. Each Loan Party hereby consents to this Amendment and hereby agrees that, notwithstanding the effectiveness of this Amendment, its obligations (including its guarantees) under the Loan Documents to which it is a party shall continue to be in full force and effect.
SECTION 7.    Effect of Amendment; No Novation. (%3) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Issuing Banks under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect in accordance with the provisions thereof. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances, except as expressly set forth herein.
(a)    On and after the Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, shall refer to the Amended Credit Agreement and the term “Credit Agreement”, as used in each Loan Document, shall mean the Amended Credit Agreement.
(b)    This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
SECTION 8.    Applicable Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF SECTIONS 10.06, 10.07, 10.13 AND 10.14 OF THE CREDIT AGREEMENT ARE INCORPORATED INTO THIS AMENDMENT, MUTATIS MUTANDIS, WITH THE SAME EFFECT AS IF SET FORTH IN FULL HEREIN.

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SECTION 9.    Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging (such as a ‘pdf’) shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 10.    Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 11.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

ITT INC.,

by
/s/ Malcolm Miller
Name: Malcolm Miller
Title: Vice President and Treasurer

ITT INDUSTRIES LUXEMBOURG S.À R.L.,

by
/s/ Laurent Schummer
Name: Laurent Schummer
Title: Manager

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK N.A.,
individually and as a Swingline Lender and Administrative Agent,

by
/s/ Christina Caviness
Name: Christina Caviness
Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): CITIBANK, N.A.

by
/s/ Millie Schild
Name: Millie Schild
Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): Barclays Bank PLC by
/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): Wells Fargo Bank, National Association

by
/s/ Kara Treiber
Name: Kara Treiber
Title: Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): U.S. BANK NATIONAL ASSOCIATION

by
/s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): BNP PARIBAS by
/s/ Pamela J. Fitton
Name: Pamela J. Fitton
Title: Managing Director

by
/s/ Richard Pace
Name: Richard Pace
Title: Managing Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): THE ROYAL BANK OF SCOTLAND PLC

by
/s/ Anqui Guo
Name: Anqi Guo
Title: Associate Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): The Northern Trust Company by
/s/ Eric Siebert
Name: Eric Siebert
Title: SVP

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): ING Bank N.V., Dublin Branch

by
/s/ Sean Hassett
Name: Sean Hassett
Title: Director

by
/s/ Shaun Hawley
Name: Shaun Hawley
Title: Director

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): INTESA SANPAOLO S.P.A. – New York Branch

by
/s/ Jordan Schweon
Name: Jordan Schweon
Title: Global Relationship Manager

by
/s/ John Michalisin
Name: John Michalisin
Title: FVP - Relationship Manager

[Signature Page to Second Amendment]

SIGNATURE PAGE TO SECOND AMENDMENT
TO FIVE-YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT OF ITT INC.

Name of Lender (with each Lender that is also a
Swingline Lender executing both in its capacity as
a Lender and in its capacity as a Swingline Lender): Commerzbank AG, New York Branch

by
/s/ Anne Culver
Name: Anne Culver
Title: Vice President

by
/s/ John W. Deegan
Name: John W. Deegan
Title: Director

[Signature Page to Second Amendment]

EXHIBIT A
Amended Credit Agreement

FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING
CREDIT FACILITY AGREEMENT
Dated as of November 25, 2014
among
ITT INC. (f/k/a ITT ~~Corporation~~CORPORATION),
THE LENDERS NAMED HEREIN,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
CITIBANK, N.A.,
as Syndication Agent
_____________________________________________

BARCLAYS BANK PLC
WELLS FARGO BANK N.A.
U.S. BANK NATIONAL ASSOCIATION
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
THE ROYAL BANK OF SCOTLAND PLC
BNP PARIBAS,
as Documentation Agents
~~J.P. MORGAN SECURITIES LLC~~
~~CITIGROUP GLOBAL MARKETS INC.,~~
JPMORGAN CHASE BANK, N.A.
CITIBANK, N.A.,
BARCLAYS BANK PLC and
WELLS FARGO SECURITIES, LLC,
as Lead Arrangers and Joint Bookrunners
[CS&M Ref. No. 6701-895]

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TABLE OF CONTENTS
ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	~~28~~30
SECTION 1.03.	Accounting Terms; GAAP	~~29~~31
SECTION 1.04.	Classification of Loans and Borrowings	~~30~~32
SECTION 1.05.	Currency Translation	~~30~~32
ARTICLE II

THE CREDITS

SECTION 2.01.	Commitments	~~30~~32
SECTION 2.02.	Loans	~~31~~33
SECTION 2.03.	Competitive Bid Procedure	~~32~~34
SECTION 2.04.	Revolving Borrowing Procedure	~~34~~36
SECTION 2.05.	Letters of Credit	~~35~~37
SECTION 2.06.	Conversion and Continuation of Revolving Loans	~~40~~42
SECTION 2.07.	Fees	~~41~~43
SECTION 2.08.	Repayment of Loans; Evidence of Debt	~~42~~44
SECTION 2.09.	Interest on Loans	~~43~~45
SECTION 2.10.	Default Interest	~~44~~46
SECTION 2.11.	Alternate Rate of Interest	~~44~~46
SECTION 2.12.	Termination, Reduction, Extension and Increase of Commitments	~~45~~47
SECTION 2.13.	Prepayment	~~47~~49
SECTION 2.14.	Reserve Requirements; Change in Circumstances	~~48~~50
SECTION 2.15.	Change in Legality	~~49~~52
SECTION 2.16.	Indemnity	~~50~~52
SECTION 2.17.	Pro Rata Treatment	~~51~~53
SECTION 2.18.	Sharing of Setoffs	~~51~~54
SECTION 2.19.	Payments	~~52~~54
SECTION 2.20.	Taxes	~~52~~55
SECTION 2.21.	Duty to Mitigate; Assignment of Commitments Under Certain Circumstances	~~57~~60
SECTION 2.22.	Defaulting Lenders	~~58~~61
SECTION 2.23.	Swingline Loans	63
ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~60~~65
SECTION 3.02.	Authorization	~~60~~65

SECTION 3.03.	Enforceability	~~60~~66
SECTION 3.04.	Governmental Approvals	~~60~~66
SECTION 3.05.	Financial Statements	~~61~~66
SECTION 3.06.	Litigation; Compliance with Laws	~~61~~66
SECTION 3.07.	Federal Reserve Regulations	~~61~~67
SECTION 3.08.	Investment Company Act	~~62~~67
SECTION 3.09.	Use of Proceeds	~~62~~67
SECTION 3.10.	Full Disclosure; No Material Misstatements	~~62~~67
SECTION 3.11.	Taxes	~~62~~67
SECTION 3.12.	Employee Pension Benefit Plans	~~62~~68
SECTION 3.13.	Anti-Corruption Laws and Sanctions	~~62~~68
SECTION 3.14.	EEA Financial Institutions	~~63~~68
ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01.	All Extensions of Credit	~~63~~68
SECTION 4.02.	Effective Date	~~64~~69
SECTION 4.03.	First Borrowing by Each Borrowing Subsidiary	~~65~~70
ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Existence	~~66~~71
SECTION 5.02.	Business and Properties	~~66~~71
SECTION 5.03.	Financial Statements, Reports, etc	~~66~~71
SECTION 5.04.	Insurance	~~67~~72
SECTION 5.05.	Obligations and Taxes	~~67~~73
SECTION 5.06.	Litigation and Other Notices	~~67~~73
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~68~~73
SECTION 5.08.	Use of Proceeds	~~68~~73
SECTION 5.09.	Guarantee Requirement	~~68~~73
ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Priority Indebtedness	~~69~~74
SECTION 6.02.	Liens	~~70~~75
SECTION 6.03.	Sale and Lease‑Back Transactions	~~71~~76
SECTION 6.04.	Fundamental Changes	~~71~~77
SECTION 6.05.	Restrictive Agreements	~~71~~77
SECTION 6.06.	Interest Coverage Ratio	~~72~~78
SECTION 6.07.	Leverage Ratio	~~72~~78

ARTICLE VII

EVENTS OF DEFAULT
ARTICLE VIII

THE ADMINISTRATIVE AGENT
ARTICLE IX

GUARANTEE

SECTION 9.01.	Guarantee	~~77~~83
ARTICLE X

MISCELLANEOUS

SECTION 10.01.	Notices	~~79~~85
SECTION 10.02.	Survival of Agreement	~~81~~86
SECTION 10.03.	Binding Effect	~~81~~86
SECTION 10.04.	Successors and Assigns	~~81~~87
SECTION 10.05.	Expenses; Indemnity	~~84~~90
SECTION 10.06.	APPLICABLE LAW	~~86~~91
SECTION 10.07.	Waivers; Amendment	~~86~~91
SECTION 10.08.	Entire Agreement	~~87~~92
SECTION 10.09.	Severability	~~87~~93
SECTION 10.10.	Counterparts	~~87~~93
SECTION 10.11.	Headings	~~87~~93
SECTION 10.12.	Right of Setoff	~~87~~93
SECTION 10.13.	JURISDICTION; CONSENT TO SERVICE OF PROCESS	~~88~~93
SECTION 10.14.	WAIVER OF JURY TRIAL	~~88~~94
SECTION 10.15.	Borrowing Subsidiaries	~~89~~94
SECTION 10.16.	Conversion of Currencies	~~90~~95
SECTION 10.17.	USA PATRIOT Act	~~90~~96
SECTION 10.18.	No Fiduciary Relationship	~~90~~96
SECTION 10.19.	Non-Public Information	~~90~~96
SECTION 10.20.	Release of Subsidiary Guarantees	~~91~~97
SECTION 10.21.	Permitted Reorganization	~~91~~97
SECTION 10.22.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~93~~99

EXHIBITS

Exhibit A-1	Form of Competitive Bid Request

Exhibit A-2	Form of Notice of Competitive Bid Request

Exhibit A-3	Form of Competitive Bid

Exhibit A-4	Form of Competitive Bid Accept/Reject Letter

Exhibit A-5	Form of Revolving Borrowing Request

Exhibit A-6	Form of Swingline Borrowing Request

Exhibit B	Form of Assignment and Assumption

Exhibit C-1	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, Counsel for ITT Corporation

Exhibit C-2	Form of Opinion of Lori Marino, ~~Chief Corporate~~Vice President, Deputy General Counsel and Corporate Secretary of ITT Corporation
Exhibit D-1    Form of Borrowing Subsidiary Agreement
Exhibit D-2    Form of Borrowing Subsidiary Termination
Exhibit E    Form of Issuing Bank Agreement
Exhibit F    Form of Note
Exhibit G    Form of US Tax Certificate
SCHEDULES
Schedule 1.01    Existing Letters of Credit
Schedule 2.01    Commitments
Schedule 2.23    Swingline Lenders and Swingline Commitments
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.05 Existing Restrictive Agreements

FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of November 25, 2014 (as it may be amended, supplemented or otherwise modified, the “Agreement”) ~~dated as of November 25, 2014,~~, among ITT INC. (f/k/a ITT CORPORATION), an Indiana corporation (the “Company”); each Borrowing Subsidiary party hereto; the lenders listed in Schedule 2.01 (together with their successors and permitted assigns, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The Lenders have been requested to extend credit to the Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) to enable the Borrowers (a) to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount that will not result in the Aggregate Credit Exposure exceeding $500,000,000 at any time outstanding ~~and~~, (b) to request the issuance of Letters of Credit for the accounts of the Borrowers that will not result in the L/C Exposure exceeding $100,000,000 at any time outstanding and (c) to borrow Swingline Loans on and after the Second Amendment Effective Date and at any time and from time to time prior to the Maturity Date in a principal amount that will not result in the Swingline Exposure exceeding $500,000,000 at any time outstanding. The Lenders have also been requested to provide procedures pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The proceeds of such borrowings are to be used for working capital and other general corporate purposes and to repay any amounts outstanding under the Existing Credit Agreement. The Letters of Credit shall support payment obligations incurred in the ordinary course of business by the Borrowers. The Lenders are willing to extend credit on the terms and subject to the conditions herein set forth.
Accordingly, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR Borrowing” shall mean a Revolving Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
“Accession Agreement” shall have the meaning assigned to such term in Section 2.12(e).
“Administrative Agent” shall mean JPMCB, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB through which JPMCB shall determine to perform any of its obligations in such capacity hereunder in accordance with Article VIII.
“Administrative Fees” shall have the meaning assigned to such term in Section 2.07(b).
“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing (including any notional LIBOR Borrowing of one month referred to in the definition of the term “Alternate Base Rate”) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified.
“Aggregate Credit Exposure” shall mean the aggregate amount of all the Lenders’ Credit Exposures; provided that for purposes of this definition, the Swingline Exposure of any Lender that is a Swingline Lender shall be deemed to be its Applicable Share of the Dollar Equivalents of the aggregate principal amount of all Swingline Loans outstanding at such time, adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposures of Defaulting Lenders in effect at such time.
“Agreement” shall have the meaning assigned to such term in preamble.
“Agreement Currency” shall have the meaning assigned to such term in Section 10.16(b).
“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate (which, for the avoidance of doubt, shall not include the Applicable Percentage with respect to Eurocurrency Loans) on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1% per annum; provided that if such rate shall be less than 1%, such rate shall be deemed to be 1%. For purposes hereof, “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as released on the next succeeding

Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted LIBO Rate, respectively.
“Alternative Currency” shall mean Euro and Sterling.
“Alternative Currency Loan” shall mean any Revolving Loan denominated in an Alternative Currency.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or the Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Percentage” shall mean on any date, with respect to LIBOR Loans, EURIBOR Loans, Euro Overnight Rate Loans, ABR Loans, the Facility Fee or the L/C Participation Fee, as the case may be, the applicable percentage set forth below under the caption “LIBO/EURIBO/Euro Overnight Rate Spread,” “Alternate Base Rate Spread”, “Facility Fee Percentage” or “L/C Participation Fee Percentage,” as the case may be, based upon the Ratings in effect on such date:

	LIBO/EURIBO/ Euro Overnight Rate Spread	Alternate Base Rate Spread	Facility Fee Percentage	L/C Participation Fee Percentage
Category 1
Baa1 or higher by Moody’s; BBB+ or higher by S&P; BBB+ or higher by Fitch	1.000%	0.000%	0.125%	1.000%

Category 2
Baa2 by Moody’s; BBB by S&P; BBB by Fitch	1.100%	0.100%	0.150%	1.100%
Category 3
Baa3 by Moody’s; BBB- by S&P; BBB- by Fitch	1.300%	0.300%	0.200%	1.300%
Category 4
Ba1 by Moody’s; BB+ by S&P; BB+ by Fitch	1.500%	0.500%	0.250%	1.500%
Category 5
Lower than Ba1 by Moody’s; Lower than BB+ by S&P; Lower than BB+ by Fitch	1.650%	0.650%	0.350%	1.650%

For purposes of the foregoing: (a) if Fitch shall for any reason not have a Rating in effect, then the LIBO/EURIBO/Euro Overnight Rate Spread, Alternate Base Rate Spread, Facility Fee Percentage and L/C Participation Fee Percentage shall be determined by reference to the Rating or Ratings remaining available or deemed to be available as provided below (and Fitch will not be deemed to have a Rating available), (b) if either Moody’s or S&P shall merge with or into or be acquired by another Rating Agency, or shall cease to be in the business of rating corporate debt obligations, or shall otherwise cease to have a Rating in effect notwithstanding the Company’s use of commercially reasonable efforts to cause such a Rating to be maintained in effect, then the LIBO/EURIBO/Euro Overnight Rate Spread, Alternate Base Rate Spread, Facility Fee Percentage and L/C Participation Fee Percentage shall be determined by reference to the Rating of the other such Rating Agency; (c) if either Moody’s or S&P shall not have a Rating in effect for a reason other than one of the reasons set forth in the preceding clause (b), such Rating Agency shall be deemed to have a Rating available and such Rating shall be deemed to be in Category 5; (d) if the Ratings available or deemed to be available shall fall in different Categories, then (i) if Ratings are available or deemed to be available from all three Rating Agencies, the LIBO/EURIBO/Euro Overnight Rate Spread, Alternate Base Rate Spread, Facility Fee Percentage and L/C Participation Fee Percentage shall be determined by reference to the highest Category achieved or exceeded by at least two of the three Ratings and (ii) if Ratings are available or deemed to be available from only two Rating Agencies, the LIBO/EURIBO/Euro Overnight Rate Spread, Alternate Base Rate Spread, Facility Fee Percentage and L/C Participation Fee Percentage shall be determined by reference to the higher of the two Ratings or, if the Ratings differ by more than one Category, the Category one level below that corresponding to the higher of the two Ratings, (e) if a Rating is available or deemed to be available from only one Rating Agency, the LIBO/EURIBO/Euro Overnight Rate Spread, Alternate Base Rate Spread, Facility Fee Percentage and L/C Participation Fee Percentage shall be determined by reference to that Rating; and (f) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each change in the Applicable Percentage shall apply to all outstanding ~~LIBO/EURIBO~~LIBOR Loans, EURIBOR Loans, Euro Overnight Rate Loans and ABR Loans and to L/C Participation Fees and Facility Fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the Rating most recently in effect from such Rating Agency prior to such change.
“Applicable Share” of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender’s Commitment; provided that in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Share” shall mean the percentage of the Total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments shall be terminated pursuant to Article VII, the Applicable Shares of the Lenders shall be based upon the Commitments in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” shall mean an Assignment and Assumption entered into by a Lender and an assignee in the form of Exhibit B.
“Bail-In Action” shall mean, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” shall mean, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or in the good faith judgment of the Administrative Agent has consented to, approved of, or acquiesced in any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (a) any ownership interest or the acquisition of any ownership interest in, or the exercise of control over, such Person by a Governmental Authority or instrumentality thereof or (b) in the case of a solvent Lender organized under the laws of The Netherlands, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority or instrumentality thereof, under or based on the law of the country where such Lender is subject to home jurisdiction supervision, if applicable law requires that such appointment not be publicly disclosed, provided, further, in each such case, that such ownership interest or such action, as applicable, does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm its obligations hereunder.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.
“Borrower” shall mean the Company or any Borrowing Subsidiary.
“Borrowing” shall mean (a) Revolving Loans or Competitive Loans of the same Type and currency, made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03), converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect~~.“Borrowing Date” shall mean any date on which a Borrowing is made or a Letter of Credit issued hereunder~~ and (b) a Swingline Loan.
“Borrowing Minimum” shall mean (a) in the case of a Borrowing denominated in Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency that has a Dollar Equivalent of US$5,000,000 or more.
“Borrowing Multiple” shall mean (a) in the case of a Borrowing denominated in Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.
“Borrowing Subsidiary” shall mean (a) the Initial Borrowing Subsidiary and (b) any other Subsidiary that shall have become a Borrowing Subsidiary as provided in Section 10.15, in each case, other than any Subsidiary that shall have ceased to be a Borrowing Subsidiary as provided in Section 10.15.
“Borrowing Subsidiary Agreement” shall mean an agreement in the form of Exhibit D-1 hereto duly executed by the Company and a Subsidiary.
“Borrowing Subsidiary Termination” shall mean an agreement in the form of Exhibit D-2 hereto duly executed by the Company and a Borrowing Subsidiary.
“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, (a) when used in connection with a LIBOR Loan denominated in any currency or a Euro Overnight Rate Loan, the term “Business

Day” shall also exclude any day on which banks are not open for dealings in deposits denominated in ~~such~~the applicable currency in the London interbank market, (b) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro, and (c) when used in connection with determining any date on which any amount is to be paid or made available in a Non-US Currency, the term “Business Day” shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Non-US Currency or Frankfurt, Germany if such Non-US Currency is the Euro.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such or any other amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty.
“CFC” shall mean (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation.
“CFC Holdco” shall mean a Subsidiary that has no material assets other than Equity Interests in one or more CFCs.
A “Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than the New Holding Company pursuant to a Permitted Reorganization) shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing after the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any change in applicable law or regulation or in the interpretation, promulgation, implementation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law); provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Class”, when used in reference to ~~(a)~~ any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans ~~or~~, Competitive Loans or Swingline Loans.
“Closing Date” shall mean the date on which executed counterparts of this Agreement shall have been delivered by the parties hereto. In the event such executed counterparts shall be held under any escrow arrangement pending the effectiveness of this Agreement, the Closing Date shall be the date on which this Agreement, fully executed by the parties hereto, shall be delivered by the escrow or similar agent to the Company and the Administrative Agent.
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and the Treasury regulations promulgated thereunder.
“Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 under the heading “Commitment” or in an Assignment and Assumption delivered by such Lender under Section 10.04, as such Commitment may be permanently terminated, reduced or increased from time to time pursuant to Section 2.12 or pursuant to one or more assignments under Section 10.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.01, including through the Platform.
“Company” shall have the meaning assigned to such term in preamble.
“Competitive Bid” shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.
“Competitive Bid Accept/Reject Letter” shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.
“Competitive Bid Rate” shall mean, as to any Competitive Bid, (i) in the case of a Eurocurrency Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.
“Competitive Bid Request” shall mean a request made pursuant to Section 2.03(a) in the form of Exhibit A-1.
“Competitive Borrowing” shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose

Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.
“Competitive Loan” shall mean a ~~L~~loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan and will be denominated in either Dollars or a Non-US Currency.
“Competitive Loan Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all outstanding Competitive Loans denominated in Dollars made by such Lender and (b) the sum of the Dollar Equivalents of the principal amounts of all outstanding Competitive Loans denominated in Non-US Currencies made by such Lender, determined on the basis of the applicable Exchange Rates in effect on the respective dates of the Competitive Bid Requests pursuant to which such Competitive Loans were made.
“Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated November 4, 2014 related to the credit facilities established by this Agreement.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lender” shall have the meaning assigned to such term in Section 2.12(d).
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation for such period and amortization of intangible and capitalized assets for such period, (iv) any losses during such period attributable to the disposition of assets other than in the ordinary course of business, (v) any other extraordinary, unusual or non-recurring non-cash charges for such period, (vi) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company or any Subsidiary, (vii) any losses attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement, (viii) any unrealized non-cash losses for such period attributable to accounting in respect of Hedging Agreements, (ix) any non-cash asbestos-related charges, (x) any repositioning, realignment and restructuring costs in an aggregate amount during any period of four consecutive fiscal quarters not to exceed $25,000,000, and (xi) any acquisition-related expenses, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any gains during such period attributable to the disposition of assets other than in the ordinary course of business, (ii) any other extraordinary non-cash gains for such period, (iii) any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, (iv) any unrealized non-cash gains for such period attributable to accounting in respect of Hedging Agreements, (v) the cumulative effect of changes in accounting principles, and (vi) any cash payments made during such period with respect to noncash items added back (or that would have been added back had this Agreement been in effect) in computing Consolidated EBITDA for any prior period, including those under clause (a)(ix) above. For purposes of calculating Consolidated EBITDA for any period to determine the Leverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(b).
“Consolidated Interest Expense” shall mean, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. Consolidated Interest Expense for any period during which the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(b).
“Consolidated Net Income” shall mean, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” shall mean at any time the total of all assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered under Section 5.03(a) or (b) (or, prior to the delivery of any such balance sheet, the most recent pro forma balance sheet referred to in Section 3.05(c)), less the sum of the following items as shown on such consolidated balance sheet:
(i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;
(ii) all depreciation, valuation and other reserves;
(iii) current liabilities;
(iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Subsidiaries; and
(v) deferred income and deferred liabilities.
“Consolidated Total Indebtedness” shall mean, as of any date, the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP; provided that, for purposes of this definition, the term “Indebtedness” shall not include contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.

“Credit Exposure” shall mean, with respect to any Lender at any time, the ~~Dollar Equivalent~~sum of the Revolving Credit Exposure and the Competitive Loan Exposure of such Lender; provided that for purposes of this definition, the Swingline Exposure of any Lender that is a Swingline Lender shall be deemed to be its Applicable Share of the Dollar Equivalents of the aggregate principal amount ~~at such time~~ of all Swingline Loans outstanding ~~Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure~~at such time, adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposures of Defaulting Lenders in effect at such time.
“Credit Party” shall mean the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender.
“Declining Lender” shall have the meaning assigned to such term in Section 2.12(d).
“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or, in the case of clause (iii), such payment is the subject of a good faith dispute, (b) has notified the Company, any other Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swingline Loans under this Agreement, unless such Lender has notified the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to it, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.
“Designated Hedging Obligations” shall mean all obligations of the Company or any Subsidiary under each Hedging Agreement that (a) is in effect on the Effective Date with a counterparty that is a Lender (or an Affiliate thereof) as of the

Effective Date or (b) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into, and, in either case, the obligations under which have been designated as “Designated Hedging Obligations” in a written notice delivered by the Company to the Administrative Agent.
“Documentation Agents” shall mean Barclays Bank PLC, Wells Fargo Bank N.A., U.S. Bank National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., The Royal Bank of Scotland plc, and BNP Paribas.
“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Alternative Currency or Non-US Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency or Non-US Currency at the time in effect under the provisions of such Section.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia, other than any Subsidiary that is a CFC or a CFC Holdco.
“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any institution established in an EEA Member Country that is a Subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the first date on which the conditions set forth in Section 4.02 are satisfied.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, the Company or any Affiliate of the Company.
“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan other than events for which the 30 days’ notice period has been waived; (b) a failure by any Plan to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (g) the occurrence of a “prohibited transaction” with respect to which the Company or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Company or any such Subsidiary could otherwise be liable.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” shall mean, with respect to any EURIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate. EURIBOR Loans shall be denominated in Euro.
“Euro” or “€” means the single currency of the European Union.

“Euro Overnight Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for overnight deposits in Euros as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., Local Time, on such day; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement. When used in reference to any Loan or Borrowing, “Euro Overnight Rate” refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the rate set forth in the first sentence of this definition. Euro Overnight Rate Loans shall be denominated in Euro and may only be Swingline Loans.
“Eurocurrency”, when used in reference to any Loan or Borrowing, means that such Loan or Borrowing is a LIBOR Loan or Borrowing or a EURIBOR Loan or Borrowing, as the context requires. All Revolving Loans and Revolving Borrowings denominated in an Alternative Currency must be Eurocurrency Loans or Borrowings.
“Event of Default” shall have the meaning assigned to such term in Article VII.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Rate” shall mean, on any date, for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars, at approximately 10:00 a.m., New York City time, on such date as shown on the Reuters WRLD Page for such currency. In the event that such rate does not appear on the applicable Reuters WRLD Page, (a) the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or (b) in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange available to the Administrative Agent or one of its Affiliates in the market where its, or its Affiliates’, foreign currency exchange operations in respect of such currency are then being conducted, at approximately 10:00 a.m., New York City time, on such date for the purchase of Dollars for delivery two Business Days later, provided that if at the time of such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate.
“Excluded Taxes” shall mean, with respect to any Credit Party (including any assignee of or successor to a Credit Party and any Participant) and any other recipient of any payment to be made by or on account of any obligation of a Borrower under this Agreement or any Loan Documents: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.21(b)), any US Federal withholding Taxes resulting from any law in effect on the date such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.20(f) (including as a result of any inaccurate or incomplete documentation), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding Taxes pursuant to Section 2.20(a), and (c) any Taxes imposed with respect to the requirements of FATCA.
“Existing Credit Agreement” shall mean the Four-Year Competitive Advance and Revolving Credit Facility Agreement dated as of October 25, 2011, as amended, among the Company, certain lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.
“Existing Letter of Credit” means each letter of credit previously issued for the account of any Borrower under the Existing Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01.
“Existing Maturity Date” shall have the meaning assigned to such term in Section 2.12(d).
“Facility Fee” shall have the meaning assigned to such term in Section 2.07(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Fees” shall mean the Facility Fee, the Administrative Fees, the L/C Participation Fees, and the Issuing Bank Fees.
“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, controller, assistant controller, treasurer, associate or assistant treasurer or director of treasury services of such Person.
“Fitch” shall mean Fitch Ratings, a wholly owned subsidiary of Fimilac, S.A, or any of its successors.
“Fixed Rate Borrowing” shall mean a Borrowing comprised of Fixed Rate Loans.
“Fixed Rate Loan” shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the “Fixed Rate”) (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.
“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
“GAAP” shall mean United States generally accepted accounting principles, applied on a consistent basis.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 9.01(a).
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement. The “amount” or “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (based on mark-to-market values and giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Increasing Lender” shall have the meaning assigned to such term in Section 2.12(e).
“Indebtedness” of any Person shall mean all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any capitalized lease obligation, which in any case is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise). For the avoidance of doubt, the term Indebtedness shall not include obligations under Hedging Agreements.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by a Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Borrowing Subsidiary” shall mean ITT Industries Luxembourg S.À R.L., a société à responsabilité limitée organized under the laws of Luxembourg.
“Interest Coverage Ratio” shall mean the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, each as calculated for any period of the four prior consecutive fiscal quarters.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or Fixed Rate Loan, the last day of each Interest Period applicable thereto, and with respect to a Eurocurrency Loan with an Interest Period of more than three months’ duration or a Fixed Rate Loan with an Interest Period of more than 90 days’ duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months’ duration or 90 days’ duration, as the case may be, been applicable to such Loan ~~and (c~~, (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and (d) with respect to any Loan, the Maturity Date or the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.
“Interest Period” shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Bank” shall mean (a) JPMorgan Chase Bank, N.A., (b) Citibank N.A. , (c) Barclays Bank PLC, (d) Wells Fargo Bank N.A. and (e) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any

Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(i)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Issuing Bank Agreement” shall mean an agreement in substantially the form of Exhibit E.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.07(c).
“Joint Bookrunners” shall mean the Lead Arrangers.
“JPMCB” shall mean JPMorgan Chase Bank, N.A. and its successors.
“Judgment Currency” shall have the meaning assigned to such term in Section 10.16(b).
“L/C Commitment” means (a) in the case of each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Citibank N.A. and Wells Fargo Bank N.A., $25,000,000 and (b) in the case of any other Issuing Bank, the amount determined by agreement among the Company, such Issuing Bank and the Administrative Agent and set forth in the Issuing Bank Agreement of such Issuing Bank.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Exposure” shall mean at any time the sum of (a) the ~~aggregate~~ Dollar Equivalents of the aggregate amounts of all outstanding Letters of Credit at such time plus (b) the ~~aggregate~~ Dollar Equivalents of the aggregate amounts of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Share of the aggregate L/C Exposure at such time.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.07(c).
“Lead Arrangers” shall mean ~~J.P. Morgan Securities LLC, Citigroup Global Markets Inc~~JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC and Wells Fargo Securities, LLC.
“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.05 and any Existing Letter of Credit.
“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” shall have the meaning assigned to such term in preamble. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.
“Leverage Ratio” shall mean, at any time, the ratio of (a) Consolidated Total Indebtedness at such time to (b) Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters.
“LIBO Rate” shall mean, with respect to any LIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.
“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the LIBO Rate. LIBOR Loans shall be denominated in Dollars or Sterling only.
“Lien” shall mean, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of, or in such property or asset.
“Loan” shall mean a Competitive Loan ~~or~~, a Revolving Loan or a Swingline Loan, whether made as a LIBOR Loan, a EURIBOR Loan, a Euro Overnight Rate Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.
“Loan Documents” shall mean this Agreement, any guarantee agreement delivered pursuant to Section 5.09, the Letters of Credit, the Borrowing Subsidiary Agreements, any Issuing Bank Agreements, and promissory notes, if any, issued pursuant to Section 10.04(i).
“Loan Parties” shall mean, at any time, the Company, each Borrowing Subsidiary and any Significant Domestic Subsidiary that shall have guaranteed the Obligations pursuant to Section 5.09.
“Local Time” shall mean (a) with respect to a Loan or Borrowing denominated in Dollars, or any L/C Disbursement, New York City time and (b) with respect to a Loan or Borrowing denominated in a currency other than Dollars, London ~~T~~time.
“Margin” shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.
“Margin Regulations” shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Margin Stock” shall have the meaning given such term under Regulation U of the Board.
“Material Acquisition” shall mean any acquisition of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.
“Material Adverse Effect” shall mean an event or condition that has resulted in a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Borrower to perform any of its material obligations under any Loan Document or (c) the enforceability of the Lenders’ rights under any Loan Document.
“Material Disposition” shall mean any sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $50,000,000.
“Material Indebtedness” shall mean Indebtedness (other than the Loans, Letters of Credit and any guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements or Securitization Transactions, of any one or more of the Company and the Subsidiaries in an aggregate principal amount of $75,000,000 or more.
“Maturity Date” shall mean November 25, 2021, as such date may be extended pursuant to Section 2.12(d).
“MNPI” shall mean material information concerning the Company, the Subsidiaries or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any of its successors.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Holding Company” shall have the meaning assigned to such term in Section 10.21(a).
“Non-Speculative Hedging Agreements” shall mean (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure in the course of its business (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary) and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
“Non-US Currency” shall mean any currency other than Dollars that is freely transferable and convertible into Dollars in the London market and as to which an Exchange Rate and LIBO Rates (or in the case of Euro, EURIBO Rates) may be determined.
“Non-US Currency Loan” shall mean any Competitive Loan denominated in a currency other than Dollars.
“Non-US Lender” shall mean a Lender that is not a US Person.
“Notice of Competitive Bid Request” shall mean a notification made pursuant to Section 2.03(a) in the form of Exhibit A-2.
“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of L/C Disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company or any Subsidiary under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all Designated Hedging Obligations, (c) the due and punctual payment and performance of all other obligations of each Loan Party under any agreement with any Lender for cash management services, including treasury, depository, overdraft, purchasing, credit or debit card, electronic funds transfer and other cash management arrangements, and (d)

the due and punctual payment and performance of all other obligations of each Loan Party under or pursuant to this Agreement and each of the other Loan Documents.
“Other Connection Taxes” means, with respect to any Credit Party (including any assignee of or successor to a Credit Party and any Participant) and any other recipient of any payment to be made by or on account of any obligation of a Borrower under this Agreement or any Loan Documents, Taxes imposed as a result of a present or former connection between such Credit Party or other recipient, as applicable, and the jurisdiction imposing such Tax (other than connections arising from such Credit Party or other recipient, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document.
“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes (other than Excluded Taxes) that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under this Agreement or any other Loan Document.
“Participant” shall have the meaning assigned to such term in Section 10.04(f).
“Participant Register” has the meaning assigned to such term in Section 10.04(f).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.05;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in the preceding clause (i);

(d) pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (but excluding obligations constituting Indebtedness) and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations described in clause (i) above;
(e) pledges or Liens necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or a Subsidiary or required in connection with the institution by the Company or a Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or a Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or a Subsidiary to maintain self-insurance or to participate in any fund in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;
(f) judgment liens in respect of judgments that do not constitute an Event of Default under clause (i) of Article VII;
(g) any Lien on property in favor of the United States of America, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;
(h) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(i) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with depository institutions or securities intermediaries; provided that such deposit accounts, securities accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking or other regulations;
(j) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business

(k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement;
(l) any Lien affecting property of the Company or any Subsidiary securing Indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Company to meet environmental criteria with respect to manufacturing or processing operations of the Company or any Subsidiary and the proceeds of which Indebtedness have financed the cost of acquisition of such program, and renewals or extensions of any such Lien that do not extend to additional assets or increase the amount of the obligations secured thereby; and
(m) contractual rights of set-off not established to secure the payment of Indebtedness.
“Permitted Reorganization” shall mean a transaction described in Section 10.21 pursuant to which the Company becomes a wholly-owned subsidiary of the New Holding Company and the New Holding Company assumes all the obligations of, and becomes, the “Company” hereunder, but only if all the conditions set forth in Section 10.21 shall have been satisfied.
“Person” shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Company or any ERISA Affiliate.
“Platform” shall have the meaning assigned to such term in Section 10.01(d).
“Preferred Stock” shall mean any capital stock entitled by its terms to a preference (a) as to dividends or (b) upon a distribution of assets.
“Priority Indebtedness” shall mean, without duplication, (a) all Indebtedness or obligations in respect of one or more Hedging Agreements of any Subsidiary (other than any Significant Domestic Subsidiary that has guaranteed the Obligations as provided in Section 5.09) and (b) (i) all Indebtedness of the Company or any Subsidiary, and all obligations in respect of one or more Hedging Agreements, secured by any Lien on any asset of the Company or any Subsidiary (other than obligations of the Company under Non-Speculative Hedging Agreements that are secured only by cash or cash equivalents), (ii) all obligations of the Company or any Subsidiary under conditional sale or other title retention agreements relating to property acquired by the Company or such Subsidiary (excluding trade accounts payable incurred in the ordinary course of business), (iii) all Capital Lease Obligations of the Company or any

Subsidiary, (iv) all Securitization Transactions of the Company or any Subsidiary and (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company or any Subsidiary, whether or not the Indebtedness secured thereby has been assumed by the Company or such Subsidiary.
“Quotation Day” shall mean (a) with respect to any currency (other than Sterling) for any Interest Period, the day two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans such as the applicable Loans priced by reference to rates quoted in the relevant interbank market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the relevant interbank market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the relevant interbank market on more than one day, the Quotation Day shall be the last of those days).
“Rating Agencies” shall mean Moody’s, S&P and Fitch.
“Ratings” shall mean at any time the public ratings most recently announced by the Rating Agencies for senior, unsecured, non-credit-enhanced (other than by guarantees of Subsidiaries that at the time guarantee the Obligations hereunder) long-term debt (including under this Agreement, whether or not Loans are outstanding at such time) of the Company or, if no senior, unsecured, non-credit enhanced, long-term debt of the Company shall be in effect, the Company’s corporate, issuer or similar ratings.
“Ratings Condition” shall have the meaning given such term in Section 5.09.
“Register” shall have the meaning given such term in Section 10.04(d).
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Reportable Event” shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).
“Required Lenders” shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment or, for purposes of acceleration pursuant to Article VII, Lenders holding Credit Exposures representing more than 50% of the Aggregate Credit Exposure.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
“Revolving Borrowing” shall mean a Borrowing consisting of simultaneous Revolving Loans from each of the Lenders.
“Revolving Borrowing Request” shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the Dollar Equivalents of the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, (b) the L/C Exposure of such Lender at such time and (c) the Swingline Exposure of such Lender of such time.
“Revolving Loans” shall mean the revolving loans made pursuant to Section 2.01 and 2.04. Each Revolving Loan shall be a Eurocurrency Revolving Loan or an ABR Loan.
“S&P” shall mean ~~Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.~~S&P Global or any of its successors.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the date of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State to the extent that a U.S. Person would be prohibited from engaging in transactions with such Person, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned by any such Person or Persons.
“Screen Rate” shall mean (a) in respect of the LIBO Rate for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the applicable currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), and (b) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the Screen Rate, determined as provided above, would be less than zero, the Screen Rate shall for all purposes of this Agreement be zero. If, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, than the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.
“SEC” shall mean the Securities and Exchange Commission.
“Second Amendment” shall mean the Second Amendment dated as of June 1, 2018, among the Company, the Initial Borrowing Subsidiary party thereto, the Lenders (including the Swingline Lenders) party thereto and the Administrative Agent.
“Second Amendment Effective Date” shall mean June 1, 2018.
“Securitization Transaction” shall mean any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction, net of any such accounts receivable or interests therein that have been written off as uncollectible.
“Significant Domestic Subsidiary” shall mean, at any time, each Domestic Subsidiary other than Domestic Subsidiaries that in the aggregate do not account for more than 10% of the combined revenues (excluding revenues consisting of payments from the Company or any Subsidiary) of the Company and its Domestic Subsidiaries.
“Significant Subsidiary” shall mean, at any time, each Borrower and each subsidiary accounting for more than 5% of the consolidated revenues of the Company for the most recent period of four consecutive fiscal quarters of the Company for which pro forma or historical financial statements of the Company have been delivered prior to the date hereof (as described in Section 3.05(b)) or pursuant to Section 5.03(a) or 5.03(b) or more than 5% of the consolidated total assets of the Company at the end of such period; provided that if at the end of or for any such period of four consecutive fiscal quarters all Subsidiaries that are not Significant Subsidiaries shall account for more than 10% of the consolidated revenues of the Company or more than 10% of the consolidated total assets of the Company, the Company shall designate sufficient Subsidiaries as “Significant Subsidiaries” to eliminate such excess (or if the Company shall have failed to designate such Subsidiaries within 10 Business Days, Subsidiaries shall automatically be deemed designated as Significant Subsidiaries in descending order based on the amounts of their contributions to consolidated total assets until such excess shall have been eliminated), and the Subsidiaries so designated or deemed designated shall for all purposes of this Agreement constitute Significant Subsidiaries.
“Specified Time” shall mean (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBO Rate, 11:00 a.m., Frankfurt time.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” shall mean the lawful currency of the United Kingdom.
“subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean a subsidiary of the Company.
“Subsidiary Guarantee Agreement” shall have the meaning given such term in Section 5.09.
“Swingline Borrowing Request” shall mean a request made pursuant to Section 2.23 in the form of Exhibit A-6.
“Swingline Commitment” shall mean, with respect to each Swingline Lender, (a) in the case of any Swingline Lender referred to in clause (a) of the definition of such term, the amount set forth on Schedule 2.23 opposite the name of such Swingline Lender or (b) in the case of any Swingline Lender referred to in clause (b) of the definition of such term, the amount set forth in the written agreement referred to in such clause.

“Swingline Exposure” shall mean, at any time, the Dollar Equivalents of the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Share of the Dollar Equivalents of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the Dollar Equivalents of the aggregate principal amount of all Swingline Loans made by such Swingline Lender and outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.
“Swingline Lender” shall mean (a) each Person listed on Schedule 2.23, in its capacity as a lender of Swingline Loans hereunder and (b) any other Lender that shall have agreed to serve in such capacity pursuant to a written agreement executed by the Company, the applicable Lender and the Administrative Agent (including any such agreement referred to in Section 2.23(d)). Any Swingline Lender may perform any of its obligations in its capacity as such through one or more of its Affiliates.
“Swingline Loan” shall mean a loan made pursuant to Section 2.23.
“Syndication Agent” shall mean Citigroup Global Markets Inc.
“TARGET” shall mean the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.
“Taxes” shall mean any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Commitment” shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.
“Transactions” shall have the meaning assigned to such term in Section 3.02.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Adjusted LIBO Rate, LIBO Rate, the EURIBO Rate, the Euro Overnight Rate, the Alternate Base Rate, the Competitive Bid Rate and the Fixed Rate.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“US Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“US Tax Certificate” has the meaning assigned to such term in Section 2.20(f)(ii)(D)(2).
“VAT” shall mean (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) of this definition, or imposed elsewhere.
“VAT Recipient” shall have the meaning assigned to such term in Section 2.20(i).
“VAT Relevant Party” shall have the meaning assigned to such term in Section 2.20(i).
“VAT Supplier” shall have the meaning assigned to such term in Section 2.20(i) ~~of the Credit Agreement~~.
“Voting Shares” shall mean, as to a particular corporation or other Person, outstanding shares of stock or other Equity Interests of any class of such Person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such Person, excluding shares or Equity Interests entitled so to vote or participate only upon the happening of some contingency.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02.     Terms Generally. The definitions of terms used herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.03.     Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect on the date hereof; provided, however, that if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to implement the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall, unless the Administrative Agent or the Required Lenders give notice to the Company of an objection to such request, be interpreted on the basis of GAAP as in effect and applied immediately after such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(b) All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.03(a) or 5.03(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the pro forma financial statements referred to in Section 3.05(b)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, (i) in accordance with Article 11 of Regulation S-X under the Securities Act, if such Material Acquisition or Material Disposition would be required to be given pro forma effect in accordance with Regulation S-X for purposes of preparing the Company’s annual and quarterly reports to the SEC, and (ii) in any event, on a reasonable basis consistent with accepted financial practice. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).
SECTION 1.04.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Borrowing”).
SECTION 1.05.     Currency Translation. The Administrative Agent shall determine the Dollar Equivalent of any Borrowing (other than a Swingline Loan) denominated in an Alternative Currency or Non-US Currency on or about the date of the commencement of the initial Interest Period and each subsequent Interest Period therefor (and, in the case of any Interest Period longer than three months, as of each Interest Payment Date applicable to such Borrowing), in each case using the applicable Exchange Rate in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section. The Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in a currency other than Dollars as of the date such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of each subsequent calendar quarter, in each case using the applicable Exchange Rate in effect on the date that is two Business Days prior to the date on which such Letter of Credit is issued, amended to increase its face amount, extended or renewed and as of the last Business Day of such subsequent calendar quarter, as the case may be, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall determine the Dollar Equivalent of any Swingline Loan as of the date on which such Swingline Loan is made, using the applicable Exchange Rate in effect on such date, and such amount shall be the Dollar Equivalent of such Swingline Loan. For purposes of Article VI and the definitions employed therein, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the Company’s most recent annual or quarterly financial statements.
ARTICLE II

THE CREDITS
SECTION 2.01.     Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans in Dollars or Alternative Currencies to the Borrowers, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an amount that will not result in (a) the ~~sum of the~~ Revolving Credit Exposure ~~and the L/C Exposure~~ of such Lender exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the Total Commitment then in effect. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.
SECTION 2.02.     Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.23. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount permitted under Section 2.03, and (ii) in the case of Revolving Loans and Swingline Loans, in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in the case of ABR Loans or Swingline Loans, an aggregate principal amount equal to the remaining balance of the Commitments).
(b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans as the applicable Borrower may request pursuant to Section 2.03. Subject to Section 2.11, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or LIBOR Loans as the applicable Borrower may request in accordance herewith, (ii) each Revolving Borrowing denominated in Sterling shall be comprised entirely of LIBOR Loans and (iii) each Revolving Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans. Each Swingline Loan shall be a Euro Overnight Rate Loan. Each Lender may at its option make any Loan by causing any domestic or foreign branch, agency or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such branch, agency or Affiliate shall, to the extent of any such ~~l~~Loans made by it, have all the rights of such Lender hereunder. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
(c) Subject to Section 2.06 and, in the case of any Borrowing denominated in a Non-US Currency or Alternative Currency, to any alternative procedures that the applicable Borrower, the applicable Lenders and the Administrative Agent may agree upon, each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency to the Administrative Agent to the account most recently specified by it for such purpose not later than 3:30 p.m., Local Time, and the Administrative Agent shall promptly credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, forthwith return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose

Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Swingline Loans shall be made in accordance with Section 2.23. Revolving Loans shall be made by the Lenders pro rata in accordance with their Applicable Shares. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight funds. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
SECTION 2.03.     Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or fax to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Loan, not later than 10:00 a.m., New York City time, (A) four Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in Dollars and (B) five Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in a Non-US Currency and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, (A) one Business Day before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in Dollars and (B) five Business Days before a proposed Competitive Borrowing in the case of a Competitive Borrowing denominated in a Non-US Currency. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent’s sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by fax. Each Competitive Bid Request shall refer to this Agreement and specify (A) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) the currency of the requested Borrowing (which shall be Dollars or a Non-US Currency), (D) the aggregate principal amount of the requested Borrowing (which shall be an integral multiple of 1,000,000 units of the applicable currency with a Dollar Equivalent on the date of the applicable Competitive Bid Request of at least $10,000,000), and (E) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall fax to the Lenders a Notice of Competitive Bid Request inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.
(b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the applicable Borrower responsive to such Borrower’s Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by fax, in the form of Exhibit A-3 hereto, (i) in the case of a Eurocurrency Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. A Lender may submit multiple bids to the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be an integral multiple of 1,000,000 units of the applicable currency and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax (I) in the case of Eurocurrency Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.
(c) The Administrative Agent shall as promptly as practicable notify the applicable Borrower, by fax, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the applicable Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.
(d) The applicable Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The applicable Borrower shall notify the Administrative Agent by telephone, confirmed by fax in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the applicable Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the applicable Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the applicable Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the applicable Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the applicable Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in an amount that is an integral multiple of 1,000,000 units of the applicable currency, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above, the amounts shall be rounded to integral multiples of 1,000,000 units of the applicable currency in a manner which shall be in the discretion of the applicable Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.
(e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by fax, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.
(f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto (i) the Aggregate Credit Exposure would exceed the Total Commitment or (ii) in the event the Maturity Date shall have been extended as provided in Section 2.12(d), the sum of the L/C Exposures attributable to Letters of Credit expiring after any Existing Maturity Date, the Swingline Exposure attributable to Swingline Loans maturing after any Existing Maturity Date and the Competitive Loan Exposures attributable to Competitive Loans maturing after such Existing Maturity Date would exceed the aggregate Commitments that have been extended to a date after the expiration date of the last of such Letters of Credit and the maturity of the last of such ~~Competitive~~ Loans.
(g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.
SECTION 2.04.     Revolving Borrowing Procedure. In order to request a Revolving Borrowing, a Borrower shall hand deliver or fax to the Administrative Agent a duly completed Revolving Borrowing Request in the form of Exhibit A-5 (i) in the case of a Eurocurrency Revolving Borrowing, not later than 10:30 a.m., Local Time, three Business Days before such Borrowing, and (ii) in the case of an ABR Borrowing, not later than 2:00 p.m., Local Time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Revolving Borrowing Request. Such notice shall be irrevocable and shall in each case specify (A) whether the Borrowing then being requested is to be a Eurocurrency Revolving Borrowing or an ABR Borrowing; (B) the

currency of such Borrowing (which shall be Dollars or an Alternative Currency); (C) the date of such Revolving Borrowing (which shall be a Business Day) and the amount thereof; and (D) if such Borrowing is to be a Eurocurrency Revolving Borrowing, the Interest Period with respect thereto. If no election as to the Type of Revolving Borrowing is specified in any such notice, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Revolving Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any other provision of this Agreement to the contrary, no Revolving Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date in effect for any Lender. The Administrative Agent shall promptly advise each of the Lenders of any notice given pursuant to this Section 2.04 and of each Lender’s portion of the requested Borrowing.
SECTION 2.05.     Letters of Credit. (a) General. The Borrowers may request the issuance of standby Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, appropriately completed, for the accounts of the Borrowers, at any time and from time to time while the Commitments remain in effect. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement, to be a Letter of Credit issued hereunder for the account of the applicable Borrower. Each Letter of Credit shall be denominated in Dollars or an Alternative Currency, provided, however, that any Letter of Credit issued by Barclays Bank PLC shall be denominated in Dollars. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of, but not later than 10:00 a.m., New York City time, five Business Days before, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrowers, each Lender and the applicable Issuing Bank of the amount of the Aggregate Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Administrative Agent by the Borrowers) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, (i) after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $100,000,000, (B) the portion of the L/C Exposure attributable to Letters of Credit issued by the applicable Issuing Bank shall not exceed the L/C Commitment of such Issuing Bank, ~~and (C~~(C) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender and (D) the Aggregate Credit Exposure shall not exceed the Total Commitment, (ii) in the case of a Letter of Credit that will expire later than the first anniversary of such issuance, amendment, renewal or extension, the applicable Borrower, the applicable Issuing Bank and the Required Lenders shall have reached agreement on the fees to be applicable thereto as contemplated by the last sentence of Section 2.07(c) and (iii) in the event the Maturity Date shall have been extended as provided in Section 2.12(d), the sum of the L/C Exposures attributable to Letters of Credit expiring after any Existing Maturity Date ~~(as defined in Section 2.12(d))~~, the Swingline Exposure attributable to Swingline Loans maturing after any Existing Maturity Date and the Competitive Loan Exposures attributable to Competitive Loans maturing after such Existing Maturity Date shall not exceed the aggregate Commitments that have been extended to a date after the expiration date of the last of such Letters of Credit and the maturity of the last of such ~~Competitive~~ Loans.
(c)    Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (x) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or such longer period as may be agreed to between the applicable Borrower and the Issuing Bank and (y) the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that any Letter of Credit with a one-year tenor may provide for renewal thereof under procedures reasonably satisfactory to the applicable Issuing Bank for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
(d)    Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Share from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Share from time to time of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document), on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to ~~the~~any Borrower for any reason, in the currency of such L/C Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, or any force majeure event under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement, in the currency of such L/C Disbursement, not later than (i) if such Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on any Business Day, 2:00 p.m., New York City time, on such Business Day or (ii) otherwise, 12:00 ~~noon~~p.m., New York City time, on the Business Day next following the day on which ~~the~~such Borrower shall have received notice from such Issuing Bank that payment of such draft will be made.
(f)    Obligations Absolute. The Borrowers’ obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(i)    any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii)    any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(iii)    the existence of any claim, setoff, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv)    any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)    payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;
(vi)    any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments; and
(vii)    any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.
None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank, the Administrative Agent or any Lender. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.
(h)    Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the date of payment, at (i) in the case of any L/C Disbursement denominated in Dollars, the rate per annum then applicable to ABR ~~Revolving~~ Loans, (ii) in the case of any L/C Disbursement denominated in an Alternative Currency, a rate per annum determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable ~~Rate~~Percentage used to determine interest applicable to LIBOR Revolving Loans; provided that, if such Borrower fails to reimburse such L/C Disbursement when due, then Section 2.10 shall apply.
(i)    Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days’ prior written notice to the Administrative Agent, the Lenders and the Company, and may be removed at any time by the Company by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.07(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
(j)    Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall, upon entering into an Issuing Bank Agreement with the Company, be deemed to be an “Issuing Bank” (in addition to being a Lender) hereunder.
(k)    Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amounts and currencies of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date, amount and currency of such L/C Disbursement, (iii) on any Business Day on which a Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such L/C Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
SECTION 2.06.     Conversion and Continuation of Revolving Loans. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 2:00 p.m., Local Time, on the day of the conversion, to convert all or any part of any Eurocurrency Revolving Loan into an ABR Loan (provided that a Borrowing denominated in an Alternative Currency may not be converted into an ABR Borrowing), and (ii) not later than 10:30 a.m., Local Time, three Business Days prior to conversion or continuation, to convert any ABR Loan into a Eurocurrency Revolving Loan or to continue any Eurocurrency Revolving Loan as a Eurocurrency Revolving Loan for an additional Interest Period, subject in each case to the following:
(a) if less than all the outstanding principal amount of any Revolving Borrowing shall be converted or continued, the aggregate principal amount of the Revolving Borrowing converted or continued shall be an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum;
(b) accrued interest on a Revolving Borrowing (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;
(c) if any Eurocurrency Revolving Loan is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(d) any portion of a Revolving Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Revolving Loan;

(e) any portion of a Eurocurrency Revolving Loan which cannot be continued as a Eurocurrency Revolving Loan by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurocurrency Revolving Loan into an ABR Borrowing;
(f) no Interest Period may be selected for any Eurocurrency Revolving Borrowing that would end later than the Maturity Date in effect for any Lender;
(g) no Revolving Loan may be converted into a Revolving Loan denominated in a different currency; and
(h) at any time when there shall have occurred and be continuing any Default or Event of Default, if the Administrative Agent or the Required Lenders shall so notify the Company, no Revolving Loan may be converted into or continued as a Eurocurrency Revolving Loan.
Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Revolving Borrowing to be converted or continued, (ii) whether such Revolving Borrowing is to be converted to or continued as a Eurocurrency Revolving Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Revolving Borrowing is to be converted to or continued as a Eurocurrency Revolving Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Revolving Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no notice shall have been given in accordance with this Section 2.06 to convert or continue any Revolving Borrowing, such Revolving Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (a) in the case of a Borrowing denominated in Dollars, automatically be continued into a new Interest Period as an ABR Borrowing, and (b) in the case of a Borrowing denominated in an Alternative Currency, become due and payable on the last day of such Interest Period.
SECTION 2.07.     Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 2014) and on each date on which the Commitment of such Lender shall be terminated as provided herein (and any subsequent date on which such Lender shall cease to have any Revolving Credit Exposure ~~or L/C Exposure~~), a facility fee (a “Facility Fee”), at a rate per annum equal to the Applicable Percentage from time to time in effect, on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Closing Date, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated) or, if such Lender continues to have any Revolving Credit ~~Exposure or L/C~~ Exposure after its Commitment terminates, on the daily amount of such Lender’s Revolving Credit Exposure ~~and L/C Exposure~~. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue ~~on~~upon the

~~earlier~~later of ~~the Maturity Date and~~ the termination of the Commitment of such Lender ~~as provided herein~~and such Lender ceasing to have any Revolving Credit Exposure.
(b) The Company agrees to pay the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (the “Administrative Fees”).
(c) The Company agrees to pay (i) to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s average daily L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Effective Date or ending with the later of (A) the Maturity Date or the date on which the Commitment of such Lender shall be terminated and (B) the date on which such Lender shall cease to have any L/C Exposure) at a rate equal to the Applicable Percentage from time to time, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by it the fees agreed upon by the Company and such Issuing Bank plus, in connection with the issuance, amendment or transfer of any Letter of Credit or any L/C Disbursement, such Issuing Bank’s customary documentary and processing charges (collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Notwithstanding the foregoing, in the case of any Letter of Credit that will expire later than the first anniversary of the issuance, amendment, renewal or extension thereof, the L/C Participation Fee and Issuing Bank Fees shall be increased by an amount to be agreed upon prior to such issuance, amendment, renewal or extension by the applicable Borrower, the applicable Issuing Bank and the Required Lenders.
(d) All Fees shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Banks and the Administrative Fees shall be paid pursuant to paragraph (b) above. Once paid, none of the Fees shall be refundable under any circumstances in the absence of demonstrable error.
SECTION 2.08.     Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees that (i) the outstanding principal balance of each Revolving Loan shall be payable on the Maturity Date ~~and that~~, (ii) the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto and (iii) the outstanding principal balance of each Swingline Loan shall be payable on the earlier of the Maturity Date and the date that is the 15th day (or if such day is not a Business Day, the next succeeding Business Day) after such Swingline Loan is made. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.09.
(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the currency of each Loan, the Borrower of each Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.
(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.
(e) Any Lender may request that Loans made by it be evidenced by promissory notes. In such event, the Borrowers shall prepare, execute and deliver to such Lender promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.09.     Interest on Loans. (a) Subject to the provisions of Section 2.10, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of a Borrowing denominated in Sterling, 365 days) at a rate per annum equal to (i) in the case of each LIBOR Revolving Loan denominated in Dollars, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage set forth under the caption “LIBO/EURIBO/Euro Overnight Rate Spread” from time to time in effect, (ii) in the case of each LIBOR Revolving Loan denominated in Sterling, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage set forth under the caption “LIBO/EURIBO/Euro Overnight Rate Spread”, and (iii) in the case of each LIBOR Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.
(b) Subject to the provisions of Section 2.10, the Loans comprising each EURIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each EURIBOR Revolving Loan, the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage set forth under the caption “LIBO/EURIBO/Euro Overnight Rate Spread” and (ii) in the case of each EURIBOR Competitive Loan, the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

(c) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.
(d) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest ~~at a rate per annum~~ (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.
(e) Subject to the provisions of Section 2.10, each Swingline Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Euro Overnight Rate plus the Applicable Percentage set forth under the caption “LIBO/EURIBO/Euro Overnight Rate Spread”.
(f)~~(e)~~ Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable Adjusted LIBO Rate, LIBO Rate, EURIBO Rate, the Euro Overnight Rate or Alternate Base Rate for ~~each~~any Interest Period or on any day ~~within an Interest Period, as the case may be,~~ shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.10.     Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether at scheduled maturity, by notice of prepayment, by acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.09(c)) equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.09 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (c) of Section 2.09.
SECTION 2.11.     Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing in any currency, the Administrative Agent shall have determined (i) that deposits in the currency and principal amounts of the Eurocurrency Loans comprising such Borrowing are not generally available in the London market or (ii) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the EURIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give fax notice of such determination to the Borrowers and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent, and (y) any request by a Borrower for a Eurocurrency Revolving Borrowing pursuant to Section 2.04 shall (A) in the case of a request for a Borrowing denominated in Dollars, be deemed to be a request for an ABR Borrowing, and (B) in the case of a request for a Borrowing denominated in an Alternative Currency, be calculated into the Dollar Equivalent and be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurocurrency Loans in Dollars during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurocurrency Revolving Borrowing shall (A) in the case of a request for a Borrowing denominated in Dollars, be deemed to be a request for an ABR Borrowing, and (B) in the case of a request for a Borrowing denominated in an Alternative Currency, be calculated into the Dollar Equivalent and be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error.
SECTION 2.12.     Termination, Reduction, Extension and Increase of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date.
(b) Upon at least three Business Days’ prior irrevocable fax notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the Aggregate Credit Exposure or (B) which would reduce any Lender’s Commitment to an amount that is less than ~~the sum of~~ such Lender’s Revolving Credit Exposure ~~and L/C Exposure~~.
(c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each reduction or termination of the Total Commitment, the Facility Fees on the amount of the Commitments terminated accrued through the date of such termination or reduction.
(d) The Company may on not more than two occasions during the term of this Agreement, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 90 days prior to any anniversary of the date hereof, request that the Lenders extend the Maturity Date and the Commitments for an additional period of one year. Each Lender shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Company whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any

Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date extension shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date, the Borrowers shall also make such other prepayments of their Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Aggregate Credit Exposures shall not exceed the Total Commitment. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Section 10.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to a request for the extension of the Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this paragraph shall become effective unless (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Company and the Borrowers under Section 4.02(b) and (c) and Section 4.03(a), giving effect to such extension and (ii) on the anniversary of the date hereof that immediately follows the date on which the Company delivers the applicable request for extension of the Maturity Date, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.01(b)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Notwithstanding the foregoing, the Maturity Date (without taking into consideration any extension pursuant to this Section), as such term is used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank or in reference to any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender, as applicable, shall not have consented to any such extension, (i) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder, and such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender hereunder, in each case through the applicable Existing Maturity Date and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit or to make any Swingline Loan, as applicable (but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.14, 2.20, 2.23 and 10.05 as to Letters of Credit issued or Swingline Loans made, as applicable, prior to such time), and (ii) the Borrowers shall cause the L/C Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such L/C Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Maturity Date pursuant to this Section (and, in any event, no later than the applicable Existing Maturity Date)).
(e) The Company may, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause Commitments to be extended by the Increasing Lenders (or cause the Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice, provided, however, that (a) the aggregate amount of all new Commitments and increases in existing Commitments pursuant to this paragraph during the term of this Agreement shall in no event exceed $200,000,000, (b) each Increasing Lender, if not already a Lender hereunder, (x) shall have a Commitment, immediately after the effectiveness of such increase, of at least $25,000,000, (y) shall be subject to the approval of the Administrative Agent ~~and~~, each Issuing Bank and each Swingline Lender (which approval shall not be unreasonably withheld) and (z) shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (an “Accession Agreement”) and (c) the decision of any existing Lender to become an Increasing ~~Lender~~Bank shall be in the sole discretion of such Lender, and no existing Lender shall be required to increase its Commitment hereunder. New Commitments and increases in Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section in the Commitment of a Lender already a party hereto, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless, on the date of such increase, (i) the Administrative Agent shall have received documents consistent with those delivered with respect to the Company and the Borrowers under Section 4.02(b) and (c) and Section 4.03(a), giving effect to such increase and (ii) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.01(b)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this paragraph, any Revolving Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01.
SECTION 2.13.     Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Revolving Borrowing and/or Swingline

Loan, in whole or in part, upon giving fax notice (or telephone notice promptly confirmed by fax) to the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the applicable Swingline Lender): (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurocurrency Revolving Loans, ~~and~~ (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans and (iii) before 10:00 a.m., Local Time, on the date of prepayment, in the case of Swingline Loans; provided, however, that in the case of any Revolving Borrowing, each partial prepayment shall be in an amount which is an integral multiple of ~~$5,000,000~~the Borrowing Multiple and not less than ~~$10,000,000.~~the Borrowing Minimum.
(b) If the Aggregate Credit Exposure shall at any time exceed the Total Commitment, then (i) on the last day of any Interest Period applicable to any Eurocurrency Revolving Borrowing and (ii) on any other date in the event any ABR ~~Revolving~~ Borrowing or Swingline Loans shall be outstanding, the Borrowers shall prepay Revolving Loans and/or Swingline Loans in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any date, the Aggregate Credit Exposure shall exceed 105% of the Total Commitment, then the Borrowers shall, not later than the third Business Day following the date notice of such excess is received from the Administrative Agent, prepay one or more Revolving Borrowings and/or Swingline Loans in an aggregate principal amount sufficient to eliminate such excess.
(c) On the date of any termination or reduction of the Commitments pursuant to Section 2.12, the Borrowers shall pay or prepay so much of the Revolving Borrowings and/or Swingline Loans as shall be necessary in order that the Aggregate Credit Exposure will not exceed the Total Commitment after giving effect to such termination or reduction.
(d) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.
SECTION 2.14.     Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any Change in Law shall result in the imposition, modification or applicability of any reserve, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Credit Party, or shall result in the imposition on any Credit Party or the London interbank market of any other condition affecting this Agreement, such Credit Party’s Commitment or any Loan made by such Credit Party or Letter of Credit or participation therein (including any Tax (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (c) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on or with respect to the

Commitments, Loans, deposits or liabilities incurred to fund Loans, assets consisting of Loans (but not unrelated assets) or capital attributable to the foregoing), and the result of any of the foregoing shall be to increase the cost to such Credit Party of making, converting to, continuing or maintaining any Loan or of issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise) by an amount deemed by such Credit Party to be material, then such additional amount or amounts as will compensate such Credit Party for such additional costs or reduction will be paid by the Borrowers to such Credit Party upon demand. Notwithstanding the foregoing, no Credit Party shall be entitled to request compensation under this paragraph, (A) with respect to any Competitive Loan made by such Credit Party if the Change in Law giving rise to such request was applicable to such Credit Party at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made or issued, or (B) with respect to any Change in Law in respect of costs imposed on such Lender or Issuing Bank under the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III if it shall not be the general policy or practice of such Credit Party to seek compensation in similar circumstances under similar provisions in comparable credit facilities, as determined in good faith by such Credit Party.
(b) If any Credit Party shall have determined that any Change in Law affecting such Credit Party or any lending office of such Credit Party or such Credit Party’s holding company, if any, regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Credit Party’s capital or on the capital of such Credit Party’s holding company, if any, as a consequence of this Agreement, such Credit Party’s Commitment or the Loans made or Letters of Credit issued by such Credit Party pursuant hereto to a level below that which such Credit Party or such Credit Party’s holding company could have achieved but for such Change in Law (taking into consideration such Credit Party’s policies and the policies of such Credit Party’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Credit Party to be material, then from time to time such additional amount or amounts as will compensate such Credit Party for such reduction will be paid by the Borrowers to such Credit Party.
(c) A certificate of any Credit Party setting forth such amount or amounts as shall be necessary to compensate such Credit Party or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Credit Party the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d) Failure on the part of any Credit Party to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Credit Party’s right to demand compensation with respect to such period or any other period; provided that the Borrowers shall not be required to compensate any Credit Party pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 90 days prior to the date that such Credit Party notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Credit Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section shall be available to each Credit Party regardless of any possible contention of the invalidity or inapplicability of the Change in Law which shall have occurred or been imposed.
SECTION 2.15.     Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or any of its Affiliates to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Company and to the Administrative Agent, such Lender may:
(i) declare that Eurocurrency Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurocurrency Competitive Borrowing, and any request for a Eurocurrency Revolving Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and
(ii) require that all outstanding Eurocurrency Loans denominated in Dollars made by it be converted to ABR Loans (which ABR Loans shall, for purposes of this Section 2.15, be determined at a rate per annum by reference to the greater of clause (a) or (b) of the definition of the term “Alternate Base Rate”) and that all outstanding Eurocurrency Loans denominated in the affected Alternative Currency or affected Non-US Currency be promptly prepaid, in which event all such Eurocurrency Loans in Dollars shall be automatically converted to ABR Loans (at a rate per annum as so determined) as of the effective date of such notice as provided in paragraph (b) below and all such Alternative Currency Loans and Non-US Currency Loans shall be promptly prepaid.
In the event any Lender shall exercise its rights under (i) or (ii) above with respect to Eurocurrency Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.
(b) For purposes of this Section 2.15, a notice by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt.
SECTION 2.16.     Indemnity. The Borrowers shall indemnify each Lender against any out-of-pocket loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, 2.04 or 2.06, (b) any payment, prepayment or conversion, or assignment required under Section 2.21, of a Eurocurrency Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the Adjusted LIBO Rate, LIBO Rate or EURIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section as a result of any loss shall be delivered to such Borrower and shall be conclusive absent manifest error; provided that any expenses related to any such loss that are incurred by such Lender and reported under such certificate shall be required to be reasonably documented.
SECTION 2.17.     Pro Rata Treatment. Except as required under Sections 2.15 and 2.21, each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). Except as required under Sections 2.15 and 2.12(d), each payment or repayment of principal of any Revolving Borrowing and each refinancing or conversion of any Revolving Borrowing shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans comprising such Borrowing, and each payment of interest on any Revolving Borrowing shall be allocated pro rata among the Lenders in accordance with the respective amounts of accrued and unpaid interest on their outstanding Revolving Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the

Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.
SECTION 2.18.     Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than pursuant to Sections 2.14, 2.16 or 2.20), obtain payment (voluntary or involuntary) in respect of any Revolving Loans or amounts owed to it in respect of L/C Disbursements or participations in Swingline Loans as a result of which the unpaid principal portion of its Revolving Loans and the amounts owed to it in respect of L/C Disbursements or participations in Swingline Loans shall be proportionately less than the unpaid principal portion of the Revolving Loans and amounts owed in respect of L/C Disbursements or participations in Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans and amounts owed in respect of L/C Disbursements and participations in Swingline Loans of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans and participations in the Revolving Loans and amounts owed in respect of L/C Disbursements and participations in Swingline Loans of each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans and amounts owed in respect of L/C Disbursements and participations in Swingline Loans then outstanding as the principal amount of its Revolving Loans and the amounts owed to it in respect of L/C Disbursements and participations in Swingline Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans and amounts owed in respect of L/C Disbursements and participations in Swingline Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Revolving Loan or amount owed in respect of an L/C Disbursement and participations in Swingline Loans deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Revolving Loan or Swingline Loan in the amount of such participation.
SECTION 2.19.     Payments. (a) Except to the extent that any Tax is required to be withheld or deducted under applicable law or regulation, but subject to the provisions of Section 2.20, the Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement and any Fees or other amounts) hereunder without deduction, counter-claim or setoff in immediately available funds not later than 12:00 ~~noon~~p.m., Local Time, on the date when due in immediately available funds. All such payments shall be made to the Administrative Agent to the applicable account specified by it for the account of the Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company. Each such payment (other than principal of and interest on Alternative Currency Loans, Non-US Currency Loans ~~and~~, Alternative Currency L/C Disbursements and Swingline Loans, which shall be made in the applicable currencies) shall be made in Dollars. The Administrative Agent shall promptly, in accordance with customary banking procedures, distribute all payments for the accounts of the Lenders received by it to the Lenders.
(b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
(c) Notwithstanding any contrary provision hereof, if any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent ~~or~~, any Issuing Bank or any Swingline Lender, the Administrative Agent may, in its discretion, until such time as all such unsatisfied obligations of such Lender have been fully paid, (i) apply any amounts received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the applicable Issuing Bank or the applicable ~~Issuing Bank~~Swingline Lender to satisfy such Lender’s obligations to it under each such Section and/or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future obligations of such Lender under any such Section, in each case in any order as determined by the Administrative Agent in its discretion.
SECTION 2.20.     Taxes. (a) Each payment by each applicable Borrower under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the applicable Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Credit Party receives the amount it would have received had no such withholding been made.
(b) Each applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Each Borrower shall indemnify each Credit Party for any Indemnified Taxes that are paid or payable by such Credit Party in connection with this Agreement (including amounts paid or payable under this Section 2.20(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except to the extent that such Borrower has paid additional amounts with respect to such Taxes pursuant to Section 2.20(a) of this Agreement. The indemnity under this Section 2.20(d) shall be paid within 10 days after the Credit Party delivers to the applicable Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Credit Party. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Credit Party shall deliver a copy of such certificate to the Administrative Agent.
(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.20(e) shall be paid within 10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes or expenses so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(f) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or the Loan Documents shall deliver to the Borrowers and the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement and at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender shall, on or prior to the date such Lender becomes a party to this Agreement and at the time or times reasonably requested by any Borrower or the Administrative Agent, deliver such other documentation prescribed by law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Upon the reasonable request of any Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.20(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding anything to the contrary in this Section 2.20(f)(i), the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B), (ii)(C), (ii)(D), (ii)(E) and Section 2.20(f)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, if any Borrower is a US Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable (including any applicable substitute or successor forms):
(A) in the case of a Lender that is a US Person, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;
(B) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under this Agreement, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement or the Loan Documents, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C) in the case of a Non-US Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
(D) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit G (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E) in the case of a Non-US Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and

(2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such non-US Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or
(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii) Each Lender shall deliver to the Withholding Agent, at the time or times prescribed by law (including as prescribed as a result of any change in law or the taking effect of any law occurring after the date hereof) and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code and as prescribed by any change in law or the taking effect of any law occurring after the date hereof) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent (A) to comply with its obligations under FATCA and (B) to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.20(f)(iii), FATCA shall include any amendments made to FATCA after the date of this Agreement.
(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including additional amounts paid pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made and additional amounts paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. This Section 2.20(g) shall not be construed to require any party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any other party or any other Person.
(h) Each Lender shall severally indemnify the Administrative Agent and each Borrower for any Taxes incurred or asserted against the Administrative Agent or such Borrower by any Governmental Authority and any reasonable expenses arising therefrom as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Administrative Agent or such Borrower pursuant to Section 2.20(f). The indemnity under this Section 2.20(h) shall be paid within 10 days after the Administrative Agent or such Borrower delivers to the applicable Lender a certificate stating the amount of Taxes or expenses so paid or payable by the Administrative Agent or such Borrower. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(i) VAT. (i) All amounts set out or expressed in any Loan Document to be payable by any party to the Administrative Agent or any Lender that (in whole or in part) constitute the consideration for a supply for VAT purposes shall, except as otherwise agreed by the Administrative Agent or such Lender, as applicable, be deemed to be exclusive of any VAT that is chargeable on such supply. Subject to Section 2.20(i)(ii), if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender to any party under any Loan Document, and the Administrative Agent or such Lender, as applicable, is required to account to the relevant Governmental Authority for such VAT, such party shall pay to the Administrative Agent or such Lender, as applicable (in addition to and at the same time as paying any other consideration for such supply), an amount equal to the amount of such VAT (and the Administrative Agent or such Lender, as applicable, shall promptly deliver to such party a VAT invoice complying with the applicable legal requirements) unless such party is obligated by applicable law to account directly to the applicable Governmental Authority for such VAT or the Administrative Agent or such Lender, as applicable, has reasonably determined that it is entitled to a refund or credit in respect of the amount of such VAT.
(ii) If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under any Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration), then: (x) in the case where the VAT Supplier is the Person required to account to the relevant Governmental Authority for the VAT, the VAT Relevant Party shall also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT and the VAT Recipient shall (where the immediately foregoing clause (x) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Governmental Authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (y) in the case where the VAT Recipient is the Person required to account to the relevant Governmental Authority for the VAT, the VAT Relevant Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Governmental Authority in respect of that VAT.
(iii) Where any Loan Document requires any party to reimburse or indemnify the Administrative Agent or any Lender for any cost or expense, such party shall reimburse or indemnify (as the case may be) the Administrative Agent or such Lender, as applicable, for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that the Administrative Agent or Lender, as applicable, reasonably determines that it, or any company of its group, is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iv) Any reference in this Section 2.20 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to a Person treated as making or (as appropriate) receiving the supply under rules enacted in any relevant jurisdiction to give effect to the principle set forth in Article 11 of the council directive 2006/112/EEC on the common system of value added tax.
(v) In relation to any supply made by any party under any Loan Document, if reasonably requested by the party by whom the relevant supply is made, the party to whom the relevant supply is made must promptly provide the supplying party with details of the receiving party’s VAT registration and such other information as is reasonably requested in connection with the VAT reporting requirements of the supplying party in relation to such supply.
(j) Each party’s obligations under this Section 2.20 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.
(k) For purposes of Sections 2.20(e), (f), (h) and (j), the term “Lender” includes any (i) Issuing Bank and (ii) assignee and Participant under Section 10.04.
SECTION 2.21.     Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank claiming any additional amounts payable pursuant to Section 2.14 or Section 2.20 or exercising its rights under Section 2.15 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank, be otherwise disadvantageous to such Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank.
(b) In the event that any Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, or any Borrower shall be required to make additional payments to any Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank under Section 2.20, the Company shall have the right, at its own expense, upon notice to such Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank and the Administrative Agent, to require such

Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank to transfer and assign without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 10.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Company, as the case may be, shall pay to the affected Lender (including any assignee and any Lender for the benefit of a Participant) or Issuing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder and shall cause all Letters of Credit issued by it to be canceled on such date.
SECTION 2.22.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a) Facility Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.07(a);
(b) the Commitment and ~~Revolving~~the Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.07); provided~~,~~ that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c) if any L/C Exposure or Swingline Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i) unless a Default or an Event of Default shall have occurred and be continuing, ~~all or any part of~~ the ~~L/C~~Swingline Exposure of such Defaulting Lender (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.23(c) and, in the case of any Defaulting Lender that is a Swingline Lender, other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and the L/C Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed L/C Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(d)) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Shares, but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and L/C Exposure (in each case, excluding the portion thereof referred to above) does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) such reallocation does not result in the Revolving Credit Exposure of any non-Defaulting Lender exceeding such non-Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, each Borrower shall within two Business Days following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize for the benefit of the applicable Issuing Bank only such Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above, other than any portion thereof referred to in the parenthetical in such clause (i)) in accordance with the procedures set forth in Article VII for so long as such L/C Exposure is outstanding;
(iii) if a Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any L/C Participation Fees to such Defaulting Lender pursuant to Section 2.07(c) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;
(iv) if the L/C Exposure or Swingline Exposure of the Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.07(a) and Section 2.07(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Shares; and
(v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Exposure) and L/C Participation Fees payable under Section 2.07(c) with respect to such Defaulting Lender’s L/C Exposure shall be payable to such Issuing Bank until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and
(d) so long as such Lender is a Defaulting Lender, each Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, and each Swingline Lender shall not be required to fund any Swingline Loan, in each case, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure or Swingline Exposure, as applicable, will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the applicable Borrowers in accordance with Section 2.22(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank or Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such

Lender commits to extend credit, such Issuing Bank or such Swingline Lender, as applicable, shall not be required to issue, amend or increase any Letter of Credit or fund any Swingline Loans, unless such Issuing Bank or Swingline Lender, as applicable, shall have entered into arrangements with the applicable Borrowers or such Lender satisfactory to such Issuing Bank or Swingline Lender, as applicable, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrowers ~~and~~, each Issuing Bank and each Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposure and Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Competitive Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Share.
SECTION 2.23 Swingline Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Swingline Lender agrees to make Swingline Loans in Euro to the Borrowers, at any time and from time to time on and after the Second Amendment Effective Date and while the Commitments remain in effect, in an amount that will not result in (i) the Dollar Equivalent of the aggregate outstanding principal amount of the Swingline Loans of such Swingline Lender exceeding its Swingline Commitment, (ii) the Revolving Credit Exposure of any Lender exceeding the Commitment of such Lender or (iii) the Aggregate Credit Exposure exceeding the Total Commitment; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. The failure of any Swingline Lender to make any Swingline Loan shall not in itself relieve any other Swingline Lender of its obligations hereunder (it being understood, however, that no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make any Swingline Loan required to be made by such other Swingline Lender).
(b) In order to request a Swingline Loan from any Swingline Lender, the applicable Borrower shall hand deliver or fax to the Administrative Agent a duly completed Swingline Borrowing Request in the form of Exhibit A-6 not later than 10:00 a.m., Local Time, on the day of such proposed Swingline Loan. Such notice shall be irrevocable and shall in each case specify (i) the name of the applicable Borrower, (ii) the name of the applicable Swingline Lender(s), (iii) the requested date of such Swingline Loan (which shall be a Business Day) and the amount thereof requested to be made by the applicable Swingline Lender(s) and (iv) the location and number of such Borrower’s account to which funds are to be disbursed. The Administrative Agent will promptly advise the applicable Swingline Lender(s) of any such Swingline Borrowing Request received from a Borrower. The applicable Swingline Lender(s) shall, promptly after receipt of such Swingline Borrowing Request from the Administrative Agent, make each Swingline Loan available to the applicable Borrower by means of a wire transfer to the account specified in the applicable Swingline Borrowing Request.
(c) Each Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m., Local Time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by such Swingline Lender. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Share of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 p.m., Local Time, on a Business Day, no later than 5:00 p.m., Local Time, on such Business Day, and if received after 12:00 p.m., Local Time, on a Business Day, no later than 10:00 a.m., Local Time, on the immediately succeeding Business Day), to pay in Euro to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Share of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this paragraph (c)), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by any Swingline Lender from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph (c) and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or to the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Borrowers of any default in the payment thereof.
(d) Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline

Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.09(e). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(e) Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, the Company and the other Lenders, in which case, such Swingline Lender shall be replaced in accordance with paragraph (d) of this Section.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to each of the Lenders as follows (it being agreed that each Borrower other than the Company makes the following representations only as to itself, but that the Company makes such representations as to all the Borrowers):
SECTION 3.01.     Organization; Powers. Each Borrower and each of the Significant Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder and thereunder.
SECTION 3.02.     Authorization. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the Borrowings hereunder (collectively, the “Transactions”) (i) have been or, upon execution and delivery thereof, will be duly authorized by all requisite corporate action and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of such Borrower, (y) any order of any Governmental Authority or (z) any provision of any indenture, material agreement or other instrument to which any

Borrower is a party or by which it or any of its property is or may be bound, where such violation is reasonably likely to result in a Material Adverse Effect, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, material agreement or other instrument, where such default is reasonably likely to result in a Material Adverse Effect or (C) result in the creation or imposition of any lien upon any property or assets of any Borrower.
SECTION 3.03.     Enforceability. This Agreement and each other Loan Document to which any Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms.
SECTION 3.04.     Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to any Borrower in connection with the Transactions.
SECTION 3.05.     Financial Statements. (a) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of its consolidated balance sheet and statements of income, cash flow and retained earnings as of and for the fiscal year ended December 31, 2013, and the fiscal quarters ended March 31, 2014, June 30, 2014, and September 30, 2014. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Company and its subsidiaries as of such dates and for such periods in accordance with GAAP.
(b) There has been no material adverse change in the consolidated financial condition of the Company and the Subsidiaries taken as a whole from the financial condition reported in the financial statements for the fiscal year ended December 31, 2013, referred to in paragraph (a) of this Section.
SECTION 3.06.     Litigation; Compliance with Laws. (a) There are no actions, proceedings or investigations filed or (to the knowledge of any Borrower) threatened or affecting any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining any Borrower or any Subsidiary from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of any Borrower or any Subsidiary) threatened against any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect or materially restrict the ability of any Borrower to comply with its obligations under the Loan Documents.
(b) Neither any Borrower nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

(c) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any Subsidiary has received notice of any claim with respect to or is otherwise aware of any environmental liability to which it is or is reasonably likely to become subject. The Company believes that the accounting reserves maintained by it for possible asbestos-related liabilities and reflected in the financial statements referred to in Section 3.05 are adequate in all material respects based on facts and circumstances known to it on the date hereof.
SECTION 3.07.     Federal Reserve Regulations. (a) Neither any Borrower nor any Subsidiary that will receive proceeds of the Loans hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by Margin Stock.
SECTION 3.08.     Investment Company Act. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 ~~(the “1940 Act”)~~.
SECTION 3.09.     Use of Proceeds. All proceeds of the Loans and Letters of Credit shall be used for the purposes referred to in the recitals to this Agreement and in accordance with the provisions of Section 3.07.
SECTION 3.10.     Full Disclosure; No Material Misstatements. None of the representations or warranties made by any Borrower in connection with this Agreement as of the date such representations and warranties are made or deemed made, and neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby, contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; provided that, with respect to forecasts or projected financial information contained in the documents referred to above, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and as of the date hereof (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
SECTION 3.11.     Taxes. Each Borrower and each of the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.
SECTION 3.12.     Employee Pension Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of FASB ASC Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB ASC Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.13.     Anti-Corruption Laws and Sanctions. The Company maintains and will maintain in effect policies and procedures reasonably designed to ensure compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of the proceeds thereof will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
SECTION 3.14.     EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV
CONDITIONS OF LENDING
The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the Closing Date having occurred and the satisfaction of the following conditions:
SECTION 4.01.     All Extensions of Credit. On the date of each Borrowing and on the date of each issuance of a Letter of Credit:

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 ~~or Section~~, 2.04 or 2.23, as applicable, or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have been requested to issue such Letter of Credit as contemplated by Section 2.05.
(b) The representations and warranties set forth in Article III hereof (except those contained in Sections 3.05(b) and 3.06(a)) shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of a Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.
(c) At the time of and immediately after such Borrowing or issuance of a Letter of Credit no Event of Default or Default shall have occurred and be continuing.
Each Borrowing and issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
SECTION 4.02.     Effective Date. On the Effective Date:
(a) The Administrative Agent shall have received from each of the parties hereto a counterpart of this Agreement signed by such party.
(b) The Administrative Agent shall have received favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, to the effect set forth in Exhibit C-1 hereto and (ii) Lori Marino, ~~Chief Corporate~~Vice President, Deputy General Counsel and Corporate Secretary of the Company, to the effect set forth in Exhibit C-2 hereto, each dated the Effective Date and addressed to the Administrative Agent, the Lenders and the Issuing Banks and satisfactory to the Lenders, the Administrative Agent and Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
(c) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the existence of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of such Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in respect of the Company, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of existence furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer of such Loan Party as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.
(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 (without giving effect to the parenthetical in such paragraph (b)).
(e) The principal of and accrued and unpaid interest on any loans outstanding under the Existing Credit Agreement shall have been paid in full, all other amounts due under the Existing Credit Agreement shall have been paid in full, all letters of credit issued under the Existing Credit Agreement shall have been terminated or shall have become Existing Letters of Credit and the commitments of the lenders and issuing banks under the Existing Credit Agreement shall have been permanently terminated.
(f) The Administrative Agent shall have received all Fees and other amounts due and payable for the accounts of the Lenders or for its own account on or prior to the Effective Date and, to the extent invoiced prior to the Effective Date, all fees, charges and disbursements of counsel that the Borrowers have agreed to pay or reimburse.
(g) The Credit Parties shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 4.03.     First Borrowing by Each Borrowing Subsidiary. On or prior to the first date on which Loans are made to or Letters of Credit are issued for the benefit of any Borrowing Subsidiary:
(a) The Credit Parties shall have received the favorable written opinion of counsel satisfactory to the Administrative Agent, addressed to the Credit Parties and satisfactory to the Credit Parties and to Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, addressing such legal issues as the Administrative Agent or such counsel may reasonably request.
(b) The Administrative Agent shall have received a copy of the Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary.
(c) It shall not be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans or otherwise extend credit to such Subsidiary as provided herein or for any Issuing Bank to issue Letters of Credit for the account of such Subsidiary.
(d) The Credit Parties shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
ARTICLE V
AFFIRMATIVE COVENANTS
Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Significant Subsidiaries to:
SECTION 5.01.     Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 6.01; provided, however, that nothing in this Section shall prevent the abandonment or termination of the existence, rights or franchises of any Significant Subsidiary or any rights or franchises of any Borrower if such abandonment or termination is in the best interests of the Borrowers and is not disadvantageous in any material respect to the Lenders.
SECTION 5.02.     Business and Properties. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), whether now in effect or hereafter enacted; maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
SECTION 5.03.     Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent for distribution to each Lender:
(a) within 90 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated statements of income and cash flows showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing selected by the Company and accompanied by an opinion of such accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of an annual report on Form 10-K containing the foregoing);
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income, cash flow and stockholders’ equity, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of a quarterly report on Form 10-Q containing the foregoing);
(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying that, to the best of such Financial Officer’s knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.07;
(d) promptly after the same become publicly available, copies of all reports on forms 10-K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be; and
(e) promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent.
Information required to be delivered to the Administrative Agent pursuant to this Section 5.03 shall be deemed to have been distributed to the Lenders if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence shall have been delivered or caused to be delivered to the Lenders providing notice of such posting or availability). Information required to be delivered pursuant to this Section 5.03 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
SECTION 5.04.     Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Borrowers and their Significant Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses).
SECTION 5.05.     Obligations and Taxes. Pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.
SECTION 5.06.     Litigation and Other Notices. Give the Administrative Agent prompt written notice of the following (which the Administrative Agent shall promptly provide to the Lenders):
(a) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding which is reasonably likely to result in a Material Adverse Effect;
(b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and
(c) any change in any of the Ratings.
SECTION 5.07.     Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent or any Lender to visit and inspect the properties of the Company and of any Significant Subsidiary and to discuss the affairs, finances and condition of the Company and any Significant Subsidiary with a Financial Officer of the Company and such other officers as the Company shall deem appropriate.
SECTION 5.08.     Use of Proceeds. (a) Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.
(b) Not request any Borrowing, and not use, and procure that the Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (C) in any manner that would result in the violation of any applicable Sanctions by any party hereto.
SECTION 5.09.     Guarantee Requirement. If at any time more than 10 days after the Closing Date the Company shall not have both (i) a Rating of at least BBB- from S&P and (ii) a Rating of at least Baa3 from Moody’s (the failure of the Company to have one or both of such Ratings being called a “Ratings Condition”), the Company will, within 30 days, cause each of its direct or indirect Significant Domestic Subsidiaries unconditionally to guarantee the Obligations under a guarantee agreement reasonably satisfactory to the Administrative Agent (a “Subsidiary Guarantee Agreement”). If, at any time when a Ratings Condition shall exist, any Significant Domestic Subsidiary is formed or acquired, or any Subsidiary becomes a Significant Domestic Subsidiary, the Company will, as promptly as practicable, and in any event within 30 days (or such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause such Subsidiary unconditionally to guarantee the Obligations under a Subsidiary Guarantee Agreement. At the time any Subsidiary becomes a guarantor of the Obligations as required by this Section, the Company shall furnish to the Administrative Agent such evidence (including a customary opinion of counsel for the Company) as the Administrative Agent may reasonably request of the power and authority of such Subsidiary to execute, deliver and perform the applicable Subsidiary Guarantee Agreement.
ARTICLE VI
NEGATIVE COVENANTS
Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:
SECTION 6.01.     Priority Indebtedness. Create, incur, assume or permit to exist any Priority Indebtedness other than:
(a) Indebtedness under the Loan Documents;
(b) Indebtedness existing on the date hereof and set forth on Schedule 6.01, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that no additional Subsidiaries will be added as obligors or guarantors in respect of any Indebtedness referred to in this clause (b) and no such Indebtedness shall be secured by any additional assets (other than as a result of any Lien covering after-acquired property in effect on the date hereof);
(c) Indebtedness of any Subsidiary to the Company or any other Subsidiary, or Indebtedness of the Company to any Subsidiary; provided that no such Indebtedness shall be assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;
(d) Indebtedness (including Capital Lease Obligations and obligations under conditional sale or other title retention agreements) incurred to finance the acquisition, construction or improvement of, and secured only by, any fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or add additional Subsidiaries as obligors or guarantors in respect thereof and that are not secured by any additional assets; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness and any Liens securing the same exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary, and any such Liens do not extend to additional assets of the Company or any Subsidiary, and extensions, renewals or replacements of any of the Indebtedness referred to above in this clause that do not increase the outstanding principal amount thereof or add additional Subsidiaries as obligors or guarantors in respect thereof and that are not secured by any additional assets;
(f)    Indebtedness of any Foreign Subsidiary incurred after the date hereof, the net proceeds of which are promptly dividended to the Company or one or more Domestic Subsidiaries; provided that such Indebtedness is not secured by assets of the Company or any Domestic Subsidiary; ~~and~~
(g)    other Priority Indebtedness to the extent the sum, without duplication, of (i) the aggregate amount thereof outstanding at any time and (ii) the aggregate sales price for the assets transferred in all sale and lease-back arrangements permitted under Section 6.03 and in effect at any time shall not exceed the greater of (i) $175,000,000 and (ii) 7.5% of Consolidated Net Tangible Assets; and
(h) Indebtedness in the form of commercial paper, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) Indebtedness permitted by this clause (h) shall not be secured by any Liens on any assets of the Company or any Subsidiary and (ii) the aggregate principal amount of Indebtedness at any time outstanding under this clause (h) shall not exceed $500,000,000 (or the equivalent thereof at the time of the incurrence of such Indebtedness).
SECTION 6.02.     Liens. Create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a) Permitted Encumbrances;
(b) Liens existing on the date hereof and set forth on Schedule 6.02, and extensions or renewals of any such Liens that do not extend to additional assets or increase the amount of the obligations secured thereby;
(c) any Lien securing indebtedness of a Subsidiary to the Company or another Subsidiary or of the Company to a Subsidiary, provided that in the case of any sale or other disposition of such indebtedness by the Company or a Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another Lien not permitted by this clause (c);
(d) Liens deemed to exist in connection with sale and lease-back transactions permitted under Section 6.03;
(e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure only Indebtedness (including Capital Lease Obligations and obligations under conditional sale or other title retention agreements) permitted by Section 6.01(d) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not extend to any other asset of the Company or any Subsidiary (other than the proceeds and products thereof); provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(f) any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not extend to any other asset of the Company or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;
(g) sales of accounts receivable and interests therein pursuant to Securitization Transactions constituting Priority Indebtedness permitted under Section 6.01; and
(h) Liens securing other Priority Indebtedness to the extent such Priority Indebtedness and such Liens are permitted under Section 6.01.
SECTION 6.03.     Sale and Lease‑Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except (a) any such arrangement entered into with respect to a property within 180 days after the acquisition thereof and (b) other such arrangements to the extent the sum, without duplication, of (~~a~~i) the aggregate sales price for the assets transferred in all such arrangements in effect at any time and (~~b~~ii) the aggregate amount of Priority Indebtedness permitted under Section 6.01(g) and outstanding at such time shall not exceed the greater of (~~i~~A) $175,000,000 and (~~ii~~B) 7.5% of Consolidated Net Tangible Assets.
SECTION 6.04.     Fundamental Changes. (a) In the case of the Company or any other Borrower, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result from such transaction, (a) the Company or any Borrower may merge or consolidate with any Person if (i) in the case of any such merger involving the Company, the Company (or, in the case of a Permitted Reorganization, the New Holding Company) is the surviving Person and (ii) in the case of any other such Merger, a Borrower is the surviving Person, (b) any Borrower other than the Company may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to, or liquidate or dissolve into, the Company, and (c) the Company or any other Borrower may, directly or indirectly, as part of or following a Permitted Reorganization, dispose of all or substantially all its assets to, or liquidate or dissolve into, the New Holding Company.
(b) Remain engaged primarily in businesses of the type conducted by the Company and the Subsidiaries on the date of this Agreement and businesses reasonably related thereto.
SECTION 6.05.     Restrictive Agreements. Directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that restricts (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions on and conditions to the assignment of agreements between the Company or any Subsidiary and any Governmental Authority or amounts owed under such agreements, including those restrictions and conditions imposed by 31 USCS § 3727 and FAR Subpart 32.8 and any such assignments shall be in full compliance with 31 USCS § 3727 and FAR Subpart 32.8 or any successor law or regulation, (B) other restrictions and conditions imposed by law or by any Loan Document, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.05 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition)~~,~~ or (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (a) or (c) of the definition of “Permitted Encumbrances” in Section 1.01 if such restrictions or conditions apply only to the assets securing such Indebtedness or (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of any asset, provided that such restrictions and conditions apply only to the asset that is to be sold, (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary or (C) restrictions and conditions imposed by agreements relating to Indebtedness of Foreign Subsidiaries permitted under Section 6.01, provided that such restrictions and conditions apply only to Foreign Subsidiaries.
SECTION 6.06.     Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than 3.00 to 1.00.
SECTION 6.07.     Leverage Ratio. At any time permit the Leverage Ratio to be greater than 3.00 to 1.00.
ARTICLE VII
EVENTS OF DEFAULT
In case of the happening of any of the following events (each an “Event of Default”):
(a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings or issuances of Letters of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;
(d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01 or Article VI;
(e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein or in any other Loan Document (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

(f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument referred to in this clause (ii), if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee on its or their behalf or the applicable counterparty to cause, an acceleration of the maturity of such Indebtedness or a termination or similar event in respect thereof;
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $50,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $50,000,000 or (iii) the winding up or liquidation of the Company or any Subsidiary with assets having gross book value in excess of $50,000,000; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h) the Company or any Subsidiary with assets having a gross book value in excess of $50,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having a gross book value in excess of $50,000,000, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
(i) one or more final judgments shall be entered by any court against the Company or any of the Subsidiaries for the payment of money in an aggregate amount in excess of $75,000,000 and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of 60 days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Company or any of the Subsidiaries to enforce any such judgment or judgments;
(j) any guarantee purported to be created under Article IX of this Agreement or any guarantee agreement delivered pursuant to Section 5.09 shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except upon the consummation of any transaction permitted under this Agreement as a result of which a Significant Domestic Subsidiary providing any such guarantee ceases to be a Subsidiary;
(k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(l) a Change in Control shall occur;
then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, shall become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding, (iii) require the Borrowers to deposit with the Administrative Agent cash collateral in an amount equal to the aggregate L/C Exposures to secure the Borrowers’ reimbursement obligations under Section 2.05; and, in the case of any event with respect to any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, and the Borrowers shall deposit with the Administrative Agent cash collateral in an amount equal to the aggregate L/C Exposure to secure the Borrowers’ reimbursement obligations under Section 2.05.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Any bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Subsidiary that is communicated to or obtained by any bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender with an office in the United States of America, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company to the successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.02, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or as sub-agent, as the case may be.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or an Accession Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
No Lender or Issuing Bank shall have any right individually to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders and the Issuing Bank in accordance with the terms thereof. Each Lender and each Issuing Bank will be deemed, by its acceptance of the benefits of the guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.
Notwithstanding anything herein to the contrary, neither the Lead Arrangers nor any Person named on the cover page of this Agreement as a Syndication Agent, a Documentation Agent or a Joint Bookrunner shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
ARTICLE IX
GUARANTEE.
SECTION 9.01.     Guarantee. (a) The Company hereby irrevocably and unconditionally guarantees to each Lender, each Affiliate of a Lender to which any Obligations are owed, the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of all the Obligations of each Subsidiary, in each case strictly in accordance with the terms thereof (such Obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Subsidiary shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection.
(b) The obligations of the Company under this Article IX are absolute and unconditional irrespective of (i) the authorization, value, genuineness, legality, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or waiver of the terms of any of the Guaranteed Obligations, (iii) any extension of time for performance or waiver of performance of any covenant of any Subsidiary or any failure or omission to enforce or delay in enforcing any right with regard to any of the Guaranteed Obligations, (iv) any bankruptcy or insolvency of any Subsidiary, (v) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (vi) any other circumstance whatsoever which may constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.
(c)    The Company hereby expressly waives diligence, presentment, demand, protest and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent or any Lender or other Person exhaust any right, power or remedy or proceed against any Subsidiary hereunder or under any other agreement or instrument or against any other guarantor of or any security for any of the Guaranteed Obligations.
(d)    The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any law or regulation, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the judgment of the Administrative Agent or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender or Affiliate of a Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
(e)    The guarantee in this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(f)    Until the termination of the Commitments and the payment in full of the Obligations, the Company agrees not to enforce any rights arising by way of subrogation or contribution, whether arising by operation of law (including any such right arising under the Bankruptcy Code) or otherwise, arising from any payment by it pursuant to the provisions of this Article IX.
(g)    The Company agrees that, as between the Company on the one hand and the Lenders and the Administrative Agent on the other hand, the Obligations of any Subsidiary guaranteed under this Agreement shall be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article VII, for purposes of this Article IX notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Subsidiary or otherwise) preventing such declaration as against such Subsidiary and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article IX.
(h)    The guarantee in this Article IX is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.~~(i)~~

ARTICLE X
MISCELLANEOUS
SECTION 10.01.     Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or by electronic communication, as follows:
(i) if to any Borrower, to ITT ~~Corporation~~Inc., 1133 Westchester Avenue, White Plains, New York 10604, Attention of Thomas Scalera, Chief Financial Officer (Fax No. 914-696-2960; E-mail: thomas.scalera@itt.com), as agent for such Borrower;
(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Wholesale Loan Operations, 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE 19713, Attention of Suzie Coplin (Telephone: 302-634-5545; Fax: 302-634-8459; Email: sue.a.coplin@jpmorgan.com) , with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, New York, New York 10179, Attention of Brandt M. Grobeis (Telephone: 212-270-2104; Email: brandt.m.grobeis@jpmorgan.com) and JPMorgan Chase Bank, N.A., Loan and Agency Group (London) at 125 London Wall, Floor 9, London, EC2Y 5AJ, United Kingdom, Attention of Loan and Agency London (Fax No. +44 207 777 2360; Email: Loan_and_Agency_London@jpmorgan.com) Re: ITT Corporation; and
(iii) if to any Issuing Bank, to it at its address (or fax number or e-mail address) most recently specified by it in a notice delivered to the Administrative Agent and the Company (or, in the absence of any such notice, to the address (or fax number or e-mail address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);
(iv) if to any other Lender, to it at its address (or fax number or e-mail address) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in this clause (a) and paragraph (b) below shall be effective as provided in such paragraph.
(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative

Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.
(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.
(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.
SECTION 10.02.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and issuance of Letters of Credit regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid, any Letter of Credit is outstanding or the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.
SECTION 10.03.     Binding Effect. This Agreement shall become effective on the Effective Date and when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.
SECTION 10.04.     Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.
(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) such assignment shall be subject to the prior written consent (not to be unreasonably withheld or delayed) of: (1) the Company, unless (x) the assignee is a Lender, an Affiliate of a Lender or an Approved Fund, or (y) an Event of Default has occurred and is continuing; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, (2) the Administrative Agent, and (3) each Issuing Bank and each Swingline Lender, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and a processing and recordation fee of $3,500, (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, (iv) the amount of the Commitment assigned (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, except in the event that the amount of the Commitment of such assigning Lender remaining after such assignment shall be zero or if such assignee is a Lender, an Affiliate of a Lender or an Approved Fund, and (v) without providing (1) prior notice to the Administrative Agent and (2) information reasonably requested by the Administrative Agent so that it may comply with information reporting requirements under the Code, no assignment shall be made to a prospective assignee that bears a relationship to any Borrower described in Section 108(e)(4) of the Code. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

(c) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and each other party hereto, at any reasonable time and from time to time upon reasonable prior notice.
(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent of the Company to such assignment (if required under paragraph (a) above), the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(f) Each Lender may sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such Participant), except that all claims made pursuant to such Sections shall be made through such selling Lender, (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement and (v) without providing (1) prior notice to the Administrative Agent and (2) information reasonably requested by the Administrative Agent so that it may comply with information reporting requirements under the Code, no participation shall be made to a prospective Participant that bears a relationship to any Borrower described in Section 108(e)(4) of the Code. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender’s Commitment, or extend the time or waive any requirement for the reduction or termination, of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement for the benefit of the Company whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.
(h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.
(i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank or any central bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder in the form of Exhibit F.
SECTION 10.05.     Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and the Joint Bookrunners named on the cover of this Agreement and their Affiliates in connection with the arrangement and syndication of the credit facility established hereby and the preparation, negotiation, execution and delivery of the Loan Documents (and all related commitment or fee letters) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof, or incurred by the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender in connection with the administration, enforcement or protection of their rights in connection with the Loan Documents (including all such out-of pocket expenses incurred during any workout or restructuring) or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees and disbursements of counsel for the Administrative Agent and each Lead Arranger and Joint Bookrunner or, in the case of enforcement or protection of their rights, the Issuing Banks, the Swingline Lenders and the other Lenders (which, in the case of preparation, negotiation, execution, delivery and administration of the Loan Documents, but not the enforcement or protection of rights thereunder, shall be limited to a single counsel for the Administrative Agent, the Lead Arrangers and the Joint Bookrunners).
(b) The Borrowers agree to indemnify the Administrative Agent, the Lead Arrangers, the Syndication Agent and the Joint Bookrunners named on the cover page of this Agreement, the Issuing Banks, ~~each Lender~~the Swingline Lenders, the other Lenders, each of their Affiliates and the respective directors, officers, employees and agents of any of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the arrangement and syndication of the credit facility established hereby and the preparation, negotiation, execution and delivery of the Loan Documents (and all related commitment or fee letters) or consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether initiated by any third party or by any Borrower and whether or not any Indemnitee is a party thereto and whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
(c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent, the Issuing Banks or any Lender. All amounts due under this Section shall be payable on written demand therefor.
(d) Notwithstanding any other provision, this Section 10.05 shall not apply with respect to any matters, liabilities or obligations relating to Taxes.
(e) To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
SECTION 10.06.     APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
SECTION 10.07.     Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Issuing Banks or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided that no such agreement shall (i) increase the Commitment ~~or L/C Exposure~~ of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17, or change any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change Section 10.04(h), (vi) release the Company from its obligations under Section 5.09 or Article IX, or release substantially all the Significant Domestic Subsidiaries from their obligations under any Subsidiary Guarantee Agreements, or limit the liability of the Company under Article IX or of substantially all the Significant Domestic Subsidiaries under such Subsidiary Guarantee Agreements, without the written consent of each Lender, or (vii) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent ~~or the~~, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent ~~or the~~, such Issuing Bank or such Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, ~~the~~each Issuing Bank and each Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.
SECTION 10.08.     Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter and any commitment advices submitted by them in connection with the credit facility established hereby (but do not supersede any other provisions of any such commitment letter or fee letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
SECTION 10.09.     Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 10.10.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.
SECTION 10.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 10.12.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of the Company and any Borrowing Subsidiary now or hereafter existing under any Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.13.     JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LETTER OF CREDIT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN

SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(B) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR THEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 10.14.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.
SECTION 10.15.     Borrowing Subsidiaries. The Company may at any time and from time to time designate any Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent shall post a copy of such Borrowing Subsidiary Agreement for review by the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date 10 Business Days after it has been posted by the Administrative Agent (but in no event before the fifth Business Day after the receipt by any Lender of any information reasonably requested by it under the USA Patriot Act or other “know-your-customer” laws not later than the third Business Day after the posting date of such Borrowing Subsidiary Agreement), unless prior thereto the Administrative Agent shall have received written notice from any Lender (a) that it is unlawful under Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein or (b) solely with respect to such Subsidiaries that are organized under the laws of a jurisdiction outside of the United States of America, that such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender withdraws such Notice of Objection or ceases to be a Lender hereunder. Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. In the event that a Lender submits a Notice of Objection, the Company shall have the right, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all interests, rights and obligations contained hereunder to another financial institution which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the applicable Borrowers, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made, and participations in L/C Disbursements acquired, by it hereunder and all other amounts accrued for its account or owed to it hereunder. Upon the execution by the Company and a Borrowing Subsidiary and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to such Borrowing Subsidiary, such Borrowing Subsidiary shall cease to be a Borrowing Subsidiary hereunder; provided that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to obtain further Loans or Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.
SECTION 10.16.     Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b) The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 10.17.     USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with its requirements.
SECTION 10.18.     No Fiduciary Relationship. The Company, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 10.19.     Non-Public Information. (a) Each Lender acknowledges that all non-public information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender hereby advises the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b) Each Borrower and each Lender acknowledges that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that such Borrower has indicated as containing MNPI solely on that portion of the Platform designated for representatives of Lenders that are willing to receive MNPI and (ii) if such Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for representatives of Lenders that are willing to receive MNPI. Each Borrower agrees to clearly designate all information provided to the Administrative Agent that constitutes MNPI, and the Administrative Agent shall be entitled to rely on any such designation without liability or responsibility for the independent verification thereof.
SECTION 10.20.     Release of Subsidiary Guarantees. (a) A Subsidiary shall automatically be released from its obligations under any Subsidiary Guarantee Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary ceases to be a Subsidiary. A Subsidiary shall also be released from its obligations under any Subsidiary Guarantee Agreement (subject to the requirement that it again become a guarantor of the Obligations if required under Section 5.09) if the following conditions have been satisfied:
(i) the Company shall have both (i) a Rating of at least BBB- from S&P and (ii) a Rating of at least Baa3 from Moody’s;
(ii) no Default or Event of Default shall have occurred and be continuing; and
(iii) the Company shall have requested the release of such Subsidiary from its obligations under such Subsidiary Guarantee Agreement and shall have delivered to the Administrative Agent a certificate, executed on behalf of the Company by a Responsible Officer, confirming the satisfaction of the Conditions set forth in the preceding clauses (i) and (ii).
In connection with any release pursuant to this Section, the Administrative Agent is hereby authorized to execute and deliver all such documents as the Company shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this paragraph shall be without recourse to or warranty by the Administrative Agent.
SECTION 10.21.     Permitted Reorganization. (a) Notwithstanding any other provision of this Agreement, the Company may, on not less than 30 Business Days’ (or such shorter period as the Administrative Agent may agree) notice to the Administrative Agent (which notice shall refer to this Section 10.21), become a wholly-owned subsidiary of a corporation newly organized under the laws of a jurisdiction in the United States (the “New Holding Company”) by means of a merger of the Company into a newly-organized subsidiary (organized under the laws of a jurisdiction in the United States) of the New Holding Company or another transaction or series of transactions that achieves the same result, subject, however, to the satisfaction of the following conditions:
(i) Not later than the second Business Day following the date on which the Company becomes a subsidiary of the New Holding Company, the New Holding Company shall execute and deliver to the Administrative Agent an instrument of assumption reasonably satisfactory to the Administrative Agent (the “Instrument of Assumption”) pursuant to which it shall assume all the obligations of the Company under this Agreement and the other Loan Documents.
(ii) Prior to the effectiveness of the assumption referred to in the preceding clause (a), no assets of the Company shall be transferred to the New Holding

Company, and the assets of the New Holding Company shall consist solely of the issued and outstanding capital stock of the Company.
(iii) The Administrative Agent shall have received documents of the types referred to in Section 4.02(c) evidencing the corporate power and authority of the New Holding Company to become a party to and perform its obligations under this Agreement.
(iv) The Administrative Agent shall have received one or more favorable written opinions of counsel to the New Holding Company, reasonably satisfactory in form and substance to the Administrative Agent, covering as to the New Holding Company the matters covered by the opinions delivered pursuant to Section 4.02(b) and such other matters as the Administrative Agent may reasonably request.
(v) The Administrative Agent shall have received a certificate, dated the effective date of the assumption referred to in the preceding clause (a) and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 (with all references in such paragraphs to a Borrowing being deemed to refer to such assumption and without giving effect to the parenthetical in such paragraph (b)).
(vi) The Credit Parties shall have received all documentation and other information with respect to the New Holding Company required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(vii) If a Ratings Condition shall exist, the Administrative Agent shall have received a Subsidiary Guarantee Agreement executed and delivered by the Company.
(b) Upon the execution and delivery to the Administrative Agent of the Instrument of Assumption and the satisfaction of the conditions set forth in the preceding paragraph (a), the New Holding Company shall become a party to this Agreement, shall succeed to and assume all the rights and obligations of the Company under this Agreement and the other Loan Documents (including all obligations in respect of outstanding Loans and Letters of Credit borrowed by or issued for the account of the Company) and shall thenceforth, for all purposes of this Agreement and the other Loan Documents (other than Section 6.04(c), this Section 10.21 and the definition of “Permitted Reorganization”), be the “Company” and a Borrower, and the corporation identified as the “Company” in the heading of this Agreement (ITT Corporation, an Indiana corporation) shall be a Subsidiary of the New Holding Company.
(c) In connection with the transactions referred to in this Section, the Lenders agree that the Administrative Agent and the Company may, without the consent of any other party, effect such technical and conforming amendments to this Agreement as they shall agree to be appropriate to reflect the substitution of the New Holding Company as the “Company” hereunder and otherwise to give effect to the intent of this

Section. A copy of any amendment effected pursuant to this paragraph (c) shall be promptly made available to each Lender.
SECTION 10.22.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ITT CORPORATION, as Borrower,
by

Name:
Title:

[ITT Corporation Credit Agreement Signature Page]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by

Name:
Title:

[ITT Corporation Credit Agreement Signature Page]

SIGNATURE PAGE TO ITT CORPORATION
CREDIT AGREEMENT DATED AS OF , 2014

Lender: __________________________,
by

Name:
Title:

For any Lender requiring a second signature line:
by

Name:
Title:

[ITT Corporation Credit Agreement Signature Page]

EXHIBIT A-6
Exhibit A-6 to the Amended Credit Agreement

EXHIBIT A-6
[FORM OF]

SWINGLINE BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders referred to below,
383 Madison Avenue
New York, NY 10179

[Date]
Attention: [ ]

Ladies and Gentlemen:

The undersigned, ____________________________ (the “Borrower”), refers to the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of November 25, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ITT Inc., the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.23 of the Credit Agreement that it requests a Swingline Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Swingline Loan is requested to be made:

(A)    Swingline Lender(s): ______________________________________________________

(B)    Date of Swingline Loan (which is a Business Day): ______________________________

(C)    Principal amount of Swingline Loan:1 € _______________________________________

(D)    Location and Number of Borrower’s Account(s) for Disbursement of Funds:
___________________________
___________________________
___________________________
___________________________
___________________________

Upon acceptance of any or all of the Swingline Loans made by the Swingline Lender(s) in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

[Signature Page Follows]

________________________________
1 An integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or the remaining balance of the Commitments), and subject to the requirements of Section 2.23.

Very truly yours,
[NAME OF BORROWER]
by

Name:
Title: [Financial Officer]

SCHEDULE 2.23
Swingline Lenders and Swingline Commitments

Swingline Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$64,375,000.00
Citibank, N.A.	$64,375,000.00
Barclays Bank PLC	$64,375,000.00
Wells Fargo Bank, National Association	$64,375,000.00
BNP Paribas	$47,500,000.00
The Royal Bank of Scotland plc	$37,500,000.00
ING Bank N.V., Dublin Branch	$27,500,000.00
Intesa Sanpaolo, S.p.A.	$27,500,000.00
Commerzbank AG, New York Branch	$27,500,000.00
Total	$425,000,000.00